Filed pursuant to Rule 424(b)(2)

Registration Statement No. 333-267235

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 12, 2022

FREYR Battery

20,000,000 Ordinary Shares

We are offering 20,000,000 of our ordinary shares.

Our ordinary shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “FREY.” On November 30, 2022 the last reported sales price of our ordinary shares on the New York Stock Exchange was $13.65 per ordinary share.

We are an “emerging growth company” under federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 10 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

	Price to public	Underwriting discounts and commissions	Proceeds, before expenses, to us
Per Share	$11.50	$0.5175	$10.9825
Total	$230,000,000	$10,350,000	$219,650,000

We have also granted the underwriters an option for a period of 30 days to purchase up to an additional 3,000,000 of our ordinary shares on the same terms as set forth above. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $11,902,500, and the total proceeds to us, before expenses, will be $252,597,500.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the ordinary shares is expected to be made on or about December 5, 2022 only in book-entry form through the facilities of the Depository.

Credit Suisse	BofA Securities	Morgan Stanley

Prospectus Supplement dated December 1, 2022.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form S-3 (File No. 333-267235) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the SEC, on September 1, 2022, and declared effective on September 12, 2022. Under this shelf registration statement, of which this offering is a part, we may, from time to time, sell up to an aggregate of $500,000,000 of our Ordinary Shares, preferred shares, debt securities, warrants, rights and purchase units.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Ordinary Shares by us, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will supersede and govern. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation by Reference.”

We and the underwriters have not authorized anyone to provide you with information that is different from the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to:

“Company Preferred Share Transferors” means Encompass Capital Master Fund LP, BEMAP Master Fund Ltd. and Encompass Capital E L Master Fund L.P.

“CQP” means customer qualification plant.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“First Closing” means the consummation of the Cayman Merger in accordance with the terms and subject to the conditions of the Business Combination Agreement.

“First Closing Date” means the date on which the First Closing actually occurred.

“FREYR,” the “Company,” “our company,” the “Registrant,” “us,” “we” and “our” refer to FREYR Battery, a Luxembourg company, and, where appropriate, its wholly owned subsidiaries.

“FREYR Legacy” means FREYR AS, a private limited liability company organized under the laws of Norway.

“FREYR Legacy Ordinary Shares” means 209,196,827 ordinary shares of FREYR Legacy, each with a par value of, after giving effect of the Norway Demerger, NOK 0.00993 per share.

“Norway Demerger” means the transfer of the FREYR Wind Business to SVPH prior to the First Closing, resulting in such business becoming held by FREYR Legacy’s shareholders through SVPH.

“NYSE” refers to the New York Stock Exchange.

“Ordinary Shares” means the ordinary shares of FREYR, without nominal value.

“PIPE Investment” means the sale and issuance to the PIPE Investors $600 million of FREYR Legacy Ordinary Shares, at the PIPE Price, immediately prior to the Second Closing, pursuant to the relevant subscription agreements.

“PIPE Investor” means those certain investors who entered into subscription agreements with Alussa and FREYR.

“PIPE Price” means $10.00 per Ordinary Share.

“U.S. dollars” or “$” refer to United States Dollars.

“SEC” refers to the U.S. Securities and Exchange Commission.

“Second Closing” means the consummation of the transactions contemplated under the Business Combination Agreement (other than the Cayman Merger, which occurred on the First Closing Date).

“Securities Act” refers to the Securities Act of 1933, as amended.

This prospectus supplement contains brand names or trademarks, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference may appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights to these trademarks and trade names.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, starting on page S-6 of this prospectus supplement and page 10 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, before making an investment decision.

FREYR Battery

Company Overview

Our mission and vision is to accelerate the decarbonization of the transportation sector and energy systems by delivering some of the world’s cleanest and most cost-effective batteries. The global response to climate change is driving two notable trends: first, a shift from an energy system based on fossil fuels to an energy system based on renewable, intermittent sources of energy such as solar and wind power, and second, an increased electrification of existing transportation, energy and infrastructure systems. We believe that these two trends will drive substantially increased demand for electricity storage in general and the need for lithium-ion batteries in particular. Our initial focus is on production of the battery cell, which represents approximately 32% of battery value chain revenues and is one of the more energy intensive parts of the value chain. Our manufacturing platform will have the capabilities to host many types of battery specifications, as determined by customer demand, and will pursue (1) licensing-based partnerships to develop and enhance next-generation technology and (2) partnerships with conventional battery cell technology providers.

We are a development stage company with no revenue to date. FREYR incurred a net loss of approximately $93.4 million for the year ended December 31, 2021. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin significant production of our battery cells, which is not expected to occur until 2024, and may occur later.

FREYR was incorporated on January 20, 2021 for the purpose of effectuating the Business Combination.

FREYR was incorporated under the laws of Luxembourg as a public limited liability company (société anonyme).

Business Combination

FREYR AS, a private limited liability company organized under the laws of Norway (“FREYR Legacy”), previously consummated a merger pursuant to that certain Business Combination Agreement, dated January 29, 2021 (the “Business Combination Agreement”), by and among Alussa Energy Acquisition Corp., a Cayman Islands exempted company (“Alussa”), Alussa Energy Sponsor LLC (“Sponsor”), FREYR, FREYR Legacy, ATS AS (“Shareholder Representative”), Norway Sub 1 AS, a private limited liability company organized under the laws of Norway (“Norway Merger Sub 1”), Norway Sub 2 AS, a private limited liability company organized under the laws of Norway (“Norway Merger Sub 2”), Adama Charlie Sub, a Cayman Islands exempted company (“Cayman Merger Sub”) and the shareholders of FREYR Legacy named therein (the “Major Shareholders”). In connection with the Business Combination, among other things, (i) prior to the First Closing, the FREYR Legacy’s wind farm business was transferred to Sjonfjellet Vindpark Holding AS (“SVPH”), a private limited liability company to be incorporated by way of the Norway Demerger resulting in such business being held by FREYR Legacy’s shareholders through SVPH, (ii) Alussa merged with and into Cayman Merger Sub, with Alussa continuing as the surviving entity and a wholly owned subsidiary of FREYR (the “Cayman Merger”), (iii) Alussa distributed all of its interests in Norway Merger Sub 1 to FREYR, (iv) FREYR Legacy merged with and into Norway Merger Sub 2, with Norway Merger Sub 2 continuing as the surviving entity, (v) FREYR acquired all preferred shares of Norway Merger Sub 1 (issued in exchange for the FREYR Legacy convertible preferred shares as a part of the Norway Merger) from the Company Preferred Share Transferors in exchange for a number of newly issued shares of FREYR, and (vi) Norway Merger Sub 1 merged with and into FREYR, with FREYR continuing as the surviving entity (the transactions contemplated by the Business Combination Agreement collectively, the “Business Combination”).

The Private Placement

On January 29, 2021, Alussa and FREYR entered into the relevant subscription agreements with certain investors for the PIPE Investment, pursuant to which FREYR issued and sold to the PIPE Investors $600 million of Ordinary Shares, at a price of $10.00 per share for which PIPE Investors received 60,000,000 Ordinary Shares.

Certain Recent Developments

On April 27, 2022, FREYR executed an amendment to the license and services agreement with 24M, originally executed on December 15, 2020 and first amended on January 18, 2021 (as amended, the “24M License”). This amendment, among other changes, eliminated the right of 24M to terminate the 24M License if FREYR fails to achieve a sustained production rate of at least 1 GWh per year by December 31, 2024.

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Corporate Information

The mailing address of FREYR’s registered and principal executive office is 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg.

Our investor relations website is located at ir.freyrbattery.com/overview/, and its news site located at ir.freyrbattery.com/ir-news, our Twitter account is located at https://twitter.com/freyrbattery?lang=en, our LinkedIn account is located at www.linkedin.com/company/freyrbattery , and our YouTube page is located at https://www.youtube.com/channel/UCo0NLMtaYsf2HfnDe6XtFLw. We use our investor relations website, our Twitter account, our LinkedIn account and our YouTube page to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, our Twitter account, our LinkedIn account and our YouTube page, in addition to following press releases, SEC filings and public conference calls and webcasts. Our website, Twitter account, our LinkedIn account and our YouTube page and the information contained on each, or that can be accessed through each, is not deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus. We also make available, free of charge, on our investor relations website under “Financials — SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC.

THE OFFERING

Ordinary Shares offered by us

20,000,000 Ordinary Shares having an aggregate offering price of $230,000,000 (plus up to an additional 3,000,000 Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Ordinary Shares to be outstanding after this offering	136,703,504 Ordinary Shares (139,703,504 Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).
Option to purchase additional shares

We have granted the underwriters an option for a period of 30 days after the date of the underwriting agreement to purchase up to an additional $34,500,000 of Ordinary Shares from us, as described in “Underwriting.”

Use of proceeds

We estimate that the net proceeds from our issuance and sale of Ordinary Shares in this offering will be approximately $218,338,750 (or $251,286,250 if the underwriters exercise their option to purchase additional Ordinary Shares from us in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for (i) the continued construction of Giga Arctic facilities, (ii) development expenditures for Giga America and (iii) general corporate purposes.

Risk factors

This investment involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 10 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference herein for a discussion of the risks you should carefully consider before deciding to invest in our Ordinary Shares.

NYSE symbol	“FREY”

The above discussion and table are based on 116,703,504 Ordinary Shares outstanding as of September 30, 2022 and excludes the following:

•        24,625,000 Ordinary Shares issuable upon the exercise of FREYR Public Warrants, FREYR Private Warrants and FREYR Working Capital Warrants outstanding as of September 30, 2022;

•        2,176,081 Ordinary Shares issuable upon the exercise of warrants issued to EDGE Global LLC outstanding as of September 30, 2022;

•        11,600,000 Ordinary Shares reserved for future issuance under our 2021 Equity Incentive Plan as of September 30, 2022; and

•        566,935 Ordinary Shares reserved for future issuance under our 2019 Equity Incentive Plan as of September 30, 2022.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described below, on page 10 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement or the accompanying prospectus, including in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on, or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to this Offering

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our Ordinary Shares will be substantially higher than the net tangible book value per share of our Ordinary Shares before giving effect to this offering. Accordingly, if you purchase our Ordinary Shares in this offering, you will incur immediate substantial dilution of approximately $6.90 per share, representing the difference between the public offering price and our net tangible book value as of September 30, 2022.

Furthermore, if outstanding options or warrants are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

A substantial number of Ordinary Shares may be sold in the market following this offering, which may depress the market price for our Ordinary Shares.

Issuances or sales of a substantial number of our Ordinary Shares in the public market, or the perception that such issuances or sales may occur following this offering, could adversely affect the price of our Ordinary Shares. A substantial majority of our outstanding Ordinary Shares are, and the Ordinary Shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act. In addition, we may issue additional Ordinary Shares in connection with the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and stock bonus awards pursuant to our incentive plans, which are eligible for, or may become eligible for, unrestricted resale. Any sale or registration of such shares in the public market or otherwise could reduce the prevailing market price for our Ordinary Shares, as well as make future sales of equity securities by us less attractive or even not feasible, thus limiting our capital resources.

Future sales of our equity securities, or the perception that such sales may occur, could reduce our Ordinary Share price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

We may sell additional equity securities, including additional shares or convertible securities, in subsequent public offerings or private placements. In light of current market conditions, and the trading price of our ordinary shares, any issuance of new equity securities, including the Ordinary Shares offered by this prospectus supplement, could be at prices that are significantly lower than the purchase price of such shares by other investors, thereby resulting in dilution of our existing shareholders. In addition, we may in the future make offers of our Ordinary Shares on a private placement basis, so you may not be able to participate in certain future offerings of our Ordinary Shares that could result in dilution of your ownership.

Future issuances by us and sales of Ordinary Shares by significant shareholders may have a negative impact on the market price of our Ordinary Shares. In particular, sales of substantial amounts of our Ordinary Shares (including shares issued in connection with any future acquisitions), or the perception that such sales could occur, may adversely affect prevailing market prices of our Ordinary Shares.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our Ordinary Shares.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our shareholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds of this offering for (i) the continued construction of Giga Arctic facilities, (ii) development expenditures for Giga America and (iii) general corporate purposes. However, our use of these proceeds may differ substantially from our current plans. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. For example, we may in the future contemplate potential acquisition opportunities or other strategic investment arrangements in order to expand our business, and these arrangements may ultimately be unsuccessful and may not yield favorable returns for our investors. However, we do not currently have any other financings committed, whether in the private or public capital markets. We intend to evaluate such future financing opportunities, including in the near term, if and when they arise. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Our growth will depend on our access to external sources of capital, and our ability to obtain financing or access capital markets may be limited.

Our growth will depend on external sources of capital in order to finance the development of new battery production facilities, and we will require a significant amount of capital, in addition to the proceeds from this offering, to execute on our business plan. We may not be able to obtain such financing on favorable terms, in the time period we desire, or at all. There are a number of factors that may limit our ability to raise financing or access capital markets in the future, including future debt and future contractual obligations, our liquidity and credit status, our operating cash flows, the trading price of our Ordinary Shares, the market conditions in the transportation and/or energy systems sector, U.S., European and global economic conditions, and the general state of the capital markets. We do not currently have any other financings committed, whether in the private or public capital markets. While we intend to evaluate such future financing opportunities, including in the near term, if and when they arise, we cannot assure you that we will be able to source external financing for our capital needs. If we are unable to source financing on acceptable terms, or unable to source financing at all, our business could be materially adversely affected and we may be unable to execute our business plan within our intended timeline, if at all. If we cannot obtain capital from third-party sources, we may not be able to grow our business when strategic opportunities exist, meet the capital and operating needs of our existing facilities or satisfy our debt service obligations. To the extent we finance our activities with additional debt, we may become subject to financial and other covenants that may restrict our ability to pursue our business strategy or otherwise constrain our growth and operations.

Rising inflation may result in increased costs of construction, plant equipment, operations, and/or financing costs, which could have a material adverse effect on our results of operations and the market price of our Ordinary Shares.

Inflation has accelerated in the U.S. and globally due in part to global supply chain issues, the Ukraine-Russia war, a rise in energy prices, and strong consumer demand as economies continue to reopen from restrictions related to the COVID-19 pandemic. An inflationary environment could increase our costs for building supplies, plant equipment, freight, logistics, and raw materials, as well as our other construction and operating costs (including from supply chain constraints), which may have a material adverse impact on our financial results. Rising material costs, including for steel and aluminum, may result in significant increases in costs from our suppliers related to the construction of our gigafactories and increased lead-times associated with our raw materials, particularly since we have not established fixed prices and volumes with a majority of our prospective suppliers. In addition, economic conditions could impact and reduce availability of financing as credit becomes more expensive or unavailable. Although interest rates have increased and are expected to increase further, inflation may continue. Further, increased interest rates increase our financing costs and could have a negative effect on the securities markets generally which may, in turn, have a material adverse effect on the market price of our Ordinary Shares.

The price of our Ordinary Shares may fluctuate widely in the future, and you could lose all or part of your investment.

The market price of our Ordinary Shares has fluctuated widely and may continue to do so as a result of many factors, such as actual or anticipated fluctuations in our operating results, changes in financial estimates by securities analysts, and economic trends. The following is a non-exhaustive list of factors that could affect our share price:

•        progress toward finalization of our CQP and construction of Giga Arctic and other gigafactories;

•        efforts to commercialize our products and conclude offtake and supplier agreements;

•        changes adversely affecting the battery industry and the development of existing or new technologies;

•        the failure of 24M Technologies, Inc. technology or our batteries to perform as expected;

•        our ability to manufacture battery cells and to develop and increase our production capacity in a cost-effective manner;

•        technological developments in existing technologies or new developments in competitive technologies that could adversely affect the demand for our battery cells;

•        increases in the cost of electricity or raw materials and components;

•        our operating and financial performance;

•        quarterly variations in the rate of growth of our financial indicators, such as net income (loss) per share, net income (loss) and revenues;

•        the public reaction to our press releases, our other public announcements and our filings with the SEC;

•        strategic actions by our competitors;

•        our failure to meet revenue or earnings estimates by research analysts or other investors;

•        changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

•        speculation in the press or investment community;

•        the failure of research analysts to cover our Ordinary Shares;

•        sales of our Ordinary Shares by us or shareholders, or the perception that such sales may occur;

•        changes in accounting principles, policies, guidance, interpretations or standards;

•        additions or departures of key management personnel;

•        actions by our shareholders;

•        general market conditions, including fluctuations in oil, gas and electricity prices;

•        domestic and international economic, legal and regulatory factors unrelated to our performance; and

•        the realization of any risks described in the section “Risk Factors” in our 2021 Form 10-K, 10-Q for the quarter ended March 31, 2022 and Form 8-Ks that we incorporate by reference herein.

Stock markets in the United States have experienced extreme price and volume fluctuations that have been unrelated to the operating performance of particular companies. Market fluctuations, as well as general political and economic conditions such as acts of terrorism, prolonged economic uncertainty, a recession or interest rate or currency rate fluctuations, could adversely affect the market price of FREYR’s ordinary shares resulting in substantial losses for shareholders.

We may be subject to securities litigation, which is expensive and could divert management attention.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject us to significant liabilities.

The Company has never declared dividends on its Ordinary Shares and may not do so in the future.

FREYR has not declared or paid any cash dividends on its Ordinary Shares to date. The payment of dividends in the future will be dependent on FREYR’s earnings and financial condition and on such other factors as FREYR’s Board considers appropriate. Unless and until FREYR pays dividends, shareholders may not receive a return on their Ordinary Shares. There is no present intention by the Board to pay dividends on the ordinary shares.

Future offerings of debt, which would be senior to our Ordinary Shares upon liquidation, and/or preferred equity securities, which may be senior to our Ordinary Shares for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our Ordinary Shares.

In the future, we may attempt to increase our capital resources by making offerings of debt or preferred equity securities, including senior or subordinated notes, and preferred shares, and entering into new loan agreements. Upon liquidation, holders of our debt securities and preferred shares and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Ordinary Shares. Additional equity and equity-linked offerings may dilute the holdings of our existing shareholders or reduce the market price of our Ordinary Shares, or both. Holders of our Ordinary Shares are not entitled to preemptive rights or other protections against dilution. Because our decision to issue securities in any future offering and to enter into new loan agreements will depend on market conditions and other factors, many of which are beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or borrowings. Thus, our shareholders bear the risk of our future offerings or loan arrangements reducing the market price of our Ordinary Shares, reducing our assets available to them upon our liquidation and diluting their shareholdings in us.

If securities or industry analysts do not publish research reports about our business, or publish unfavorable research reports about our business, the price and trading volume of our Ordinary Shares could decline.

The trading market for our ordinary shares may depend in part on the research reports that securities or industry analysts publish about us or our business. We may never obtain significant research coverage by securities and industry analysts. If limited securities or industry analysts continue coverage of us, the trading price for our ordinary shares and other securities would be negatively affected. In the event we obtain significant securities or industry analyst coverage, and one or more of the analysts who covers us downgrades our securities, the price of our ordinary shares would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our ordinary shares could decrease, which could cause the price of our ordinary shares and other securities and their trading volume to decline.

Because we are a non-U.S. corporation, you may not have the same rights that a shareholder in a U.S. corporation may have.

We are incorporated under the laws of Luxembourg, and substantially all of our assets are located outside of the United States. In addition, a number of our directors and officers are nonresidents of the United States, and all or a substantial portion of the assets of these nonresidents are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process on these individuals in the United States or to enforce in the United States judgments obtained in U.S. courts against us or our directors and officers based on the civil liability provisions of applicable U.S. securities laws.

In addition, you should not assume that courts in the countries in which we are incorporated or where our assets are located (1) would enforce judgments of U.S. courts obtained in actions against us based upon the civil liability provisions of applicable U.S. securities laws or (2) would enforce, in original actions, liabilities against us based on those laws.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements. All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” the negative of these words, other similar expressions or by discussions of strategy, plans or intentions.

The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus supplement are only predictions. We base these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These factors include risks related to: (1) changes adversely affecting the battery industry and the development of existing or new technologies; (2) the failure of 24M Technologies, Inc. technology or our batteries to perform as expected; (3) our ability to manufacture battery cells and to develop and increase our production capacity in a cost-effective manner; (4) technological developments in existing technologies or new developments in competitive technologies that could adversely affect the demand for our battery cells; (5) increases in the cost of electricity or raw materials and components.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the accompanying prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus supplement or the accompanying prospectus or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statement, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of our Ordinary Shares in this offering will be approximately $218,338,750 (or $251,286,250 if the underwriters exercise their option to purchase additional Ordinary Shares from us in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for (i) the continued construction of Giga Arctic facilities, (ii) development expenditures for Giga America and (iii) general corporate purposes. The capital projects partially funded with the net proceeds from this offering will require additional funding, which may include one or more equity, equity-linked or debt financings, in the future to complete these projects. We do not currently have any such other financings committed, whether in the private or public capital markets. We intend to evaluate such future financing opportunities, including in the near term, if and when they arise. We cannot assure you that we will be able to raise the required additional capital on attractive terms, or at all.

Based on our current plans, we believe our existing cash and investments, along with the proceeds from this offering, will be sufficient to fund our operating expense and capital requirements for at least 12 months from the completion of this offering. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect.

Our expected use of net proceeds from this offering represents our intentions based on our present plans and business conditions, which could change as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the amount of cash used in our operations, construction and development costs of our gigafactories, operating costs of our CQP, general economic conditions, the impact of the ongoing COVID-19 pandemic, any unforeseen cash needs, and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending our use of the net proceeds from this offering, we may temporarily invest the net proceeds in investment-grade, interest-bearing securities.

DIVIDEND POLICY

Except for shares held in treasury, each Ordinary Share is entitled to participate equally in dividends if and when declared out of funds legally available for such purposes. The FREYR Articles provide that the annual ordinary general meeting of shareholders may declare a dividend and that the board of directors may declare interim dividends within the limits set by Luxembourg law.

Declared and unpaid dividends held by FREYR for the account of its shareholders do not bear interest. Under Luxembourg law, claims for dividends lapse in favor of FREYR five years after the date on which the dividends have been declared.

We have never declared or paid dividends to holders of our Ordinary Shares. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our board of directors may deem relevant.

DILUTION

If you invest in our Ordinary Shares, you will experience immediate and substantial dilution to the extent of the difference between the public offering price of our Ordinary Shares and the as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

Our historical net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Ordinary Shares. Our net tangible book value as of September 30, 2022 was $410.9 million, or $3.52 per share, based on the total number of our Ordinary Shares outstanding as of September 30, 2022.

After giving effect to the sale of 20,000 000 of our Ordinary Shares in this offering at the public offering price of $11.50 per share, and after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $629.3 million, or $4.60 per share. This amount represents an immediate increase in net tangible book value of $1.08 per share as a result of this offering and an immediate dilution of approximately $6.90 per share to new investors.

The following table illustrates this dilution on a per share basis to new investors:

Public offering price per share		$11.50
Net tangible book value per share before this offering, as of September 30, 2022	$3.52
Increase in net tangible book value per share attributable to investors in this offering	$1.08
As adjusted net tangible book value per share after offering		$4.60
Dilution in net tangible book value per share to new investors		$6.90

If the underwriters exercise their option to purchase additional shares in full, and based on the public offering price of $11.50 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value per share as of September 30, 2022 after this offering would be approximately $4.74 per share, the increase in the net tangible book value per share attributable to new investors would be approximately $1.22 per share and the dilution to new investors purchasing shares in this offering would be approximately $6.76 per share.

The above discussion and table are based on 116,703,504 Ordinary Shares outstanding as of September 30, 2022 and excludes the following:

•        24,625,000 Ordinary Shares issuable upon the exercise of FREYR Public Warrants, FREYR Private Warrants and FREYR Working Capital Warrants outstanding as of September 30, 2022;

•        2,176,081 Ordinary Shares issuable upon the exercise of warrants issued to EDGE Global LLC outstanding as of September 30, 2022;

•        11,600,000 Ordinary Shares reserved for future issuance under our 2021 Equity Incentive Plan as of September 30, 2022; and

•        566,935 Ordinary Shares reserved for future issuance under our 2019 Equity Incentive Plan as of September 30, 2022.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of United States federal income tax considerations generally applicable to the acquisition, ownership and disposition by U.S. Holders (as defined below) of Ordinary Shares acquired pursuant to this offering. This discussion addresses only those holders that hold their Ordinary Shares as a capital asset (generally, property held for investment). This discussion is a summary only and does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies or real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of any class of our shares;

•        persons that acquired Ordinary Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold Ordinary Shares as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•        persons whose functional currency is not the U.S. dollar; and

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to Company securities being taken into account in an “applicable financial statement” (as defined in Section 451(b) of the Code).

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein.

This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not and do not intend to seek any rulings from the IRS regarding the matters described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold Ordinary Shares through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds Ordinary Shares, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Ordinary Shares and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of acquiring, holding or disposing of Ordinary Shares.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

As used herein, a “U.S. Holder” is a beneficial owner of Ordinary Shares who or that is, for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States,

•        a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,

•        an estate whose income is subject to U.S. federal income tax regardless of its source, or

•        a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, if the Company does make a distribution of cash or other property to a U.S. Holder of Ordinary Shares, such distributions (including amounts withheld to reflect Luxembourg withholding taxes) will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will generally be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Ordinary Shares.

We do not intend to calculate our earnings and profits according to U.S. tax accounting principles. Accordingly, notwithstanding the discussion in the preceding paragraph, distributions on Ordinary Shares, if any, will generally be taxed to U.S. Holders as dividend distributions for U.S. tax purposes.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates (subject to the relevant holding period requirements) only if (i) Ordinary Shares are readily tradable on an established securities market in the United States or (ii) if Company is eligible for the benefits of the income tax treaty between the United States and Luxembourg, in each case provided that the Company is not treated as a PFIC at the time the dividend was paid or in the previous year and certain other requirements are met. For this purpose, Ordinary Shares listed on the NYSE will generally be considered to be readily tradable on an established securities market in the United States. However, as discussed below, it is likely that we were a PFIC for the taxable year ending December 31, 2021, and we may be a PFIC for the current taxable year. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to Ordinary Shares.

The amount of any dividend paid in foreign currency (including amounts withheld to reflect Luxembourg withholding taxes) will equal the U.S. dollar value of the dividend, calculated by reference to the exchange rate in effect at the time the dividend is actually or constructively received by the U.S. Holder, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder should not recognize any foreign currency gain or loss in respect of such dividend if such foreign currency is converted into U.S. dollars on the date received by the U.S. Holder. If the foreign currency is not converted into U.S. dollars on the date of receipt, however, gain or loss may be recognized upon a subsequent sale or other disposition of the foreign currency. Such foreign currency gain or loss, if any, will be U.S. source ordinary income or loss. U.S. Holders should consult their own tax advisors regarding the treatment of any foreign currency gain or loss if any foreign currency received as a dividend on our Ordinary Shares are not converted into U.S. dollars on the date of receipt.

A U.S. Holder may be entitled, subject to certain limitations, to a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for Luxembourg income taxes withheld by the Company. Dividends will generally constitute foreign source “passive category income” for purposes of the foreign tax credit. The rules governing foreign tax credits are complex. U.S. Holders should consult their tax advisers concerning the foreign tax credit under their particular circumstances.

Taxation on the Disposition of Ordinary Shares

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of Ordinary Shares, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Ordinary Shares.

Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares exceeds one year. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company Considerations

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if either (1) at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (2) at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the current and anticipated composition of the income, assets and operations of the Company and its subsidiaries, and the market price of Ordinary Shares, the Company may be classified as a PFIC for its current taxable year ending on December 31, 2022 and subsequent taxable years. Whether the Company or any of its subsidiaries are a PFIC for any taxable year is an annual factual determination that depends on, among other things, the composition of the Company’s income and assets, and the market value of its and its subsidiaries’ shares and assets. Because items of working capital are generally treated as passive assets for PFIC purposes, retaining or accumulating cash, cash equivalents and other assets such as short-term and long-term investments that are readily convertible into cash increases the risk that the Company will be classified as a PFIC. As a result, the Company’s actual PFIC status for its current taxable year or any future taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to the Company’s status as a PFIC for our current taxable year or any future taxable year.

Although a determination as to the Company’s PFIC status will be made annually, the Company will generally continue to be treated as a PFIC with respect to a U.S. Holder who held Ordinary Shares during a taxable year for which the Company was a PFIC, whether or not the Company meets the test for PFIC status in subsequent years unless one of certain elections has been made (discussed below). Based on the market price of Ordinary Shares and the composition of FREYR’s assets during 2021, it is likely that FREYR was a PFIC for its taxable year ending December 31, 2021.

If the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and the U.S. Holder did not make a timely QEF election for the Company’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Shares; and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such Ordinary Shares).

Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its Ordinary Shares;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which the Company is a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if the Company is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to its Ordinary Shares by making a timely QEF election (if eligible to do so) to include in income its pro rata share of the Company’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which the Company’s taxable year ends if the Company is treated as a PFIC for that taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. Holder does not make a QEF election for the first taxable year in which the U.S. Holder holds Ordinary Shares and for which the Company is treated as a PFIC, the adverse tax consequences relating to PFIC shares will generally continue to apply with respect to such Ordinary Shares, unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted basis in the Ordinary Shares by the gain recognized and will also have a new holding period in such shares for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from the Company. If the Company determines that it is a PFIC for any taxable year, it may endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that the Company will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to Ordinary Shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for the Company’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Ordinary Shares will generally be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders who make a QEF election with respect to a PFIC are currently taxed on their pro rata shares of such PFIC’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a PFIC with respect to which a QEF election has been made will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a PFIC with respect to which a QEF election has been made.

As noted above, the Company will generally continue to be treated as a PFIC with respect to a U.S. Holder who held Ordinary Shares during a taxable year for which the Company was a PFIC, whether or not the Company meets the test for PFIC status in subsequent years. A U.S. Holder who makes the QEF election discussed above for the Company’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of the Company that ends within or with a taxable year of the U.S. Holder and in which the Company is not a PFIC. On the other hand, if the QEF election is not effective for each of the Company’s taxable years in which the Company is a PFIC and the U.S. Holder holds (or is deemed to hold) Ordinary Shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares and for which the Company is determined to be a PFIC, such holder will generally not be subject to the PFIC rules described above in respect to its Ordinary Shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that the Company is treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares in a taxable year in which Company is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its Ordinary Shares and for which the Company treated as a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NYSE, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to Ordinary Shares under their particular circumstances.

If the Company is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if the Company receives a distribution from, or disposes of all or part of the Company’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, the Company may endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that the Company will have timely knowledge of the status of any such lower-tier PFIC. In addition, the Company may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Ordinary Shares should consult their own tax advisors concerning the application of the PFIC rules to Ordinary Shares under their particular circumstances.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION, A MARK-TO-MARKET ELECTION, PURGING ELECTION, OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Luxembourg Taxation Considerations

The following is a summary addressing certain material Luxembourg tax consequences that are likely to be relevant to non-Luxembourg resident holders in respect of the subscription, purchase, ownership and disposition of Ordinary Shares.

This summary does not purport to address all material tax considerations that may be relevant to a holder or prospective holder of Ordinary Shares. These tax consequences will vary in accordance with the law and practice currently in force in the holders’ country of citizenship, residence, domicile or incorporation and with their personal circumstances.

This summary is based on the laws, regulations and applicable tax treaties as in effect on the date hereof in Luxembourg, all of which are subject to change, possibly with retroactive effect. Holders of Ordinary Shares should consult their own tax advisers as to the particular tax consequences, under the tax laws of the country of which they are residents, citizens, domiciled or incorporated for tax purposes of the subscription, purchase, ownership or disposition of Ordinary Shares.

(a)    Luxembourg Withholding Tax on Dividends Paid on Ordinary Shares to non-Luxembourg resident holders

Dividends distributed by FREYR will in principle be subject to Luxembourg withholding tax at the rate of 15%.

Non-Luxembourg holders, provided they are resident in a country with which Luxembourg has concluded a treaty for the avoidance of double taxation, may be entitled to claim treaty relief under the conditions and subject to the limitations set forth in the relevant treaty.

A non-resident corporate holder resident in a European Union Member State may be able to claim an exemption from Luxembourg dividend withholding tax under the conditions set forth in the amended Council Directive 2011/96/EU of 30 November 2011 on the common system of taxation applicable in the case of parent companies and subsidiaries of different Member States as implemented in Luxembourg. In addition, fully taxable non-resident corporate holders may be exempt from withholding tax if they are resident in a country with which Luxembourg has concluded a double tax treaty (under the conditions as set forth in article 147 of the Luxembourg income tax law dated 4 December 1967).

(b)    Luxembourg Income Tax on Capital Gains to non-Luxembourg resident holders

An individual or corporate non-Luxembourg holder of Ordinary Shares who/which realizes a gain on disposal thereof (and who/which does not have a permanent establishment or permanent representative in Luxembourg to which Ordinary Shares would be attributable) will only be subject to Luxembourg taxation on capital gains arising upon disposal of such shares if such holder has (together with his or her spouse and underage children) directly or indirectly held more than 10% of the capital of FREYR, at any time during the past five years, and either (1) such holder has been a resident of Luxembourg for tax purposes for at least 15 years and has become a non-resident within the last five years preceding the realization of the gain, subject to any applicable tax treaty, or (2) the disposal of Ordinary Shares occurs within six months from their acquisition, subject to any applicable tax treaty.

(c)     Other Taxes

Estate and Gift Tax

No Luxembourg inheritance tax is levied on the transfer of Ordinary Shares upon the death of a non-Luxembourg resident holder.

No Luxembourg gift tax will be levied on a gift of Ordinary Shares as long as such gift is not recorded in a Luxembourg notarial deed nor submitted for registration with the Luxembourg tax authorities.

Other Luxembourg Tax Considerations

There is no requirement that a registration tax, transfer tax, capital tax, stamp duty or any other similar tax or duty be paid by a holder in respect of or in connection with the issuance transfer, redemption or repurchase of Ordinary Shares, unless such issuance, transfer, redemption or repurchase is (i) voluntarily presented to the registration formalities, or (ii) appended to a document that requires mandatory registration.

UNDERWRITING

Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC, BofA Securities Inc. and Morgan Stanley & Co., LLC are acting as representatives the following respective numbers of ordinary shares:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC	11,000,000
BofA Securities Inc.	4,500,000
Morgan Stanley & Co., LLC	4,500,000
Total	20,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement, if any, of these shares are purchased, other than those shares covered by the option to purchase additional shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 3,000,000 additional Ordinary Shares at the public offering price, less the underwriting discounts and commissions.

The underwriters propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the Ordinary Shares to securities dealers at the public offering price less a concession not in excess of $0.3105 per share. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and concession.

The underwriting discounts and commissions for this offering are $10,350,000, or $11,902,500 if the underwriters exercise the over-allotment option in full, and are payable by us.

We estimate that our out of pocket expenses for this offering, excluding underwriting discounts and commissions, will be approximately $1,311,250 and are payable by us. We also have agreed to reimburse the underwriters for up to $25,000 of expenses related to the review of this offering by the Financial Industry Regulatory Authority, Inc. (“FINRA”). In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our Ordinary Shares on the NYSE in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded

•        Stabilizing transactions permit bids to purchase Ordinary Shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the Ordinary Shares while the offering is in progress.

•        Over-allotment involves sales by the underwriters of Ordinary Shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•        Syndicate covering transactions involve purchases of the Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering

•        Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Ordinary Shares originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Ordinary Shares. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

We have agreed that we will not (1) offer, sell, issue, contract to sell, pledge or otherwise dispose of, directly or indirectly, (2) offer, sell issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase, (3) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of, (4) establish or increase a put equivalent position or liquidate or decrease a call equivalent position our Ordinary Shares or securities convertible into or exchangeable or exercisable for our Ordinary shares within the meaning of Section 16 of the Exchange Act or (5) file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any Ordinary Shares or securities convertible into or exchangeable or exercisable for any Ordinary Shares (other than registration statements on Form S-8 relating to any Ordinary Shares or securities convertible into or exchangeable or exercisable for any Ordinary Securities, granted or to be granted pursuant to the terms of a plan disclosed in this prospectus supplement for issuances under clause (d) below), or publicly disclose the intention to make any offer, sale, issuance, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC, on behalf of the several underwriters, for a period of 60 days after the date of this prospectus supplement; except (a) issuances and sales of the Ordinary Shares in connection with this offering, (b) issuances of any Ordinary Shares or securities convertible into or exchangeable or exercisable for any Ordinary Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof and described in this prospectus supplement, (c) grants of employee stock options and other equity-based awards pursuant to the terms of a plan in effect on the date hereof and issuances of any Ordinary Shares or securities convertible into or exchangeable or exercisable for any Ordinary Shares pursuant to the exercise of such options or upon settlement of such awards or (d) issuances of any Ordinary Shares or any securities convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares issued in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by us of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by us in connection with any such acquisition, or any announcement relating to such transaction, provided that in the case of clause (d), the aggregate number of shares that we may sell or issue or agree to sell or issue pursuant to clause (d) shall not exceed 10% of the total number of Ordinary Shares issued and outstanding immediately following the completion transactions contemplated by the underwriting agreement.

Our executive officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Ordinary Shares or securities convertible into or exchangeable or exercisable for any Ordinary Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares, whether any of these transactions are to be settled by delivery of our Ordinary Shares or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC for a period of 60 days after the date of this prospectus supplement. Notwithstanding the foregoing, the lock-up restrictions applicable to our executive officers and directors will not apply (i) to an exchange or sale of Ordinary Shares in connection with a “cashless” exercise of share options granted pursuant to certain employee benefit plans, (ii) to the exercise of any of FREYR Warrants and (iii) only with respect to our chief executive officer, to the transfer or other form of disposition of Ordinary Shares in an aggregate amount not to exceed $1.0 million in gross proceeds solely for the purposes of avoiding negative wealth tax consequences (it being understood that the restrictions described in the immediately preceding sentence shall apply to any Ordinary Shares issued upon exercise of such warrants).

Conflicts of Interest:

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area subject to the Prospectus Regulation (each, a “Relevant Member State”) an offer to the public of our Ordinary Shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our Ordinary Shares may be made at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of our Ordinary Shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreement.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to public” in relation to our Ordinary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for our Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

An offer to the public of our Ordinary Shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of our Ordinary Shares may be made at any time under the following exemptions under the UK Prospectus Regulation:

(a)     to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)     in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”);

provided that no such offer of our Ordinary Shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the representatives that it is a qualified investor within the meaning of Article 2 of the U.K. Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the U.K. Prospectus Regulation, each financial intermediary will also be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to our Ordinary Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and our Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for Ordinary Shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this prospectus supplement and any other material in relation to the Ordinary Shares described herein are being distributed only to, and are directed only at, persons who are “qualified investors “ (as defined in the UK Prospectus Regulation ) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion)

Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” In the United Kingdom, our Ordinary Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Ordinary Shares will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents.

Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to this offering, our company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than: (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)     to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)    where no consideration is or will be given for the transfer;

(c)     where the transfer is by operation of law;

(d)    as specified in Section 276(7) of the SFA; or

(e)     as specified in Regulation 32 of the Securities and Futures (Offers of Investment) (Shares and Debentures) Regulations 2005.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Dubai International Financial Center

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom (UK) LLP with respect to certain legal matters as to United States federal securities and New York state law. The underwriters are being represented by Davis Polk & Wardwell LLP, New York, New York, with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering, and certain legal matters as to Luxembourg law, will be passed upon by Arendt & Medernach SA.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is part, with respect to the Ordinary Shares that we will offer. This prospectus supplement and any accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the Ordinary Shares we may offer. Statements we make in this prospectus supplement and any accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

•        Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 9, 2022;

•        The description of the Registrant’s Ordinary Shares and warrants contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on July 6, 2021 (File No. 001-40581), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Registrant’s Ordinary Shares and Warrants included as Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2022

•        Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 filed on May 11, 2022, for the quarter ended June 30, 2022 filed on August 8, 2022 and for the quarter ended September 30, 2022 filed on November 14, 2022; and

•        Current Reports on Form 8-K, filed with the SEC on February 28, 2022, April 5, 2022, May 11, 2022, May 13, 2022, May 20, 2022, June 13, 2022, June 13, 2022, June 15, 2022, June 29, 2022, August 1, 2022, August 8, 2022, November 10, 2022 and November 14, 2022 in each case other than information furnished under Item 2.02 or 7.01 of Form 8-K.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

FREYR Battery
22-24 Boulevard Royal,
Luxembourg, L-2449
Grand Duchy of Luxembourg,
+352 621 727 777

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or any accompanying prospectus.

PROSPECTUS

FREYR Battery

$500,000,000
Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Rights, Purchase Units
Offered by FREYR Battery

24,625,000 Ordinary Shares
Offered by FREYR Battery

118,968,753 Ordinary Shares
10,250,000 Warrants to Purchase Ordinary Shares
Offered by Selling Securityholders

We may from time to time offer and sell ordinary shares, preferred shares, debt securities, warrants, subscription rights and purchase units. This prospectus also relates to (i) the offer and sale of 24,625,000 Ordinary Shares issuable upon exercise of warrants, (ii) the resale from time to time by the selling securityholders identified in this prospectus of an additional 118,968,753 of our Ordinary Shares (including 12,839,394 Ordinary Shares issuable upon exercise of our warrants) and (iii) the resale from time to time by the selling securityholders of warrants exercisable for up to 10,250,000 of our Ordinary Shares.

This prospectus also covers any additional securities that may become issuable by reason of stock splits, stock dividends or recapitalizations. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of the securities offered by them hereby. We will receive proceeds from FREYR Warrants covered by this Registration Statement in the event that such FREYR Warrants are exercised for cash.

The selling securityholders will pay all underwriting discounts and selling commissions, if any, in connection with their sale of our Ordinary Shares and warrants. We have agreed to pay certain expenses in connection with this registration statement and to indemnify the selling securityholders and certain related persons against certain liabilities. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of our Ordinary Shares or warrants held by the selling securityholders.

This prospectus provides you with a general description of the securities and the general manner in which we and the selling securityholders may offer or sell the applicable securities. We will provide the specific prices and terms of these securities in one or more prospectus supplements to this prospectus at the time of offering. For general information about the distribution of securities offered by us and the selling securityholders, see “Plan of Distribution for Securities Offered by Us” and “Plan of Distribution for Securities Offered by Selling Securityholders”. You should read this prospectus and any accompanying prospectus supplement before you invest.

Our Ordinary Shares and FREYR Public Warrants, FREYR Private Warrants and FREYR Working Capital Warrants are listed on the NYSE under the symbols FREY and FREY WS, respectively. On August 31, 2022, the closing price of our Ordinary Shares was $14.24 and the closing price of our publicly traded warrants was $5.05.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and will be subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 10 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus. You should carefully consider these factors before making your investment decision.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2022.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date or as of any earlier date as of which information is given.

For investors outside the United States:    We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $500,000,000.

This prospectus also relates to the offer and sale of:

(i)     14,375,000 Ordinary Shares issuable upon the exercise of warrants issued in connection with the Business Combination (as defined below) in exchange for public warrants issued as part of the units in Alussa’s (as defined below) initial public offering (the “FREYR Public Warrants”),

(ii)    8,750,000 Ordinary Shares issuable upon the exercise of warrants issued in connection with the Business Combination in exchange for private placement warrants to purchase Class A ordinary shares of Alussa (the “FREYR Private Warrants”), and

(iii)   1,500,000 Ordinary Shares issuable upon the exercise of warrants issued in connection with the Business Combination in exchange for warrants issued upon the conversion of a working capital loan (the “FREYR Working Capital Warrants”), which Ordinary Shares were originally registered in the Registration Statement on Form S-4 (File No. 333-254743) (the “S-4 Registration Statement”) and subsequently registered in the Registration Statement on Form S-1 (File No. 333-258607) originally filed with the SEC on August 9, 2021 and subsequently declared effective, as amended and/or supplemented (the “Prior Registration Statement”).

In addition, the securities offered for resale from time to time by the selling securityholders named in this prospectus hereunder include:

(i)     an aggregate of 60,000,000 Ordinary Shares (the “PIPE Shares”) issued in a private placement immediately prior to the closing of the Business Combination,

(ii)    securities issued to former securityholders of FREYR AS, a private limited liability company organized under the laws of Norway (“FREYR Legacy”) in connection with the Business Combination pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), consisting of 37,452,359 Ordinary Shares issued in exchange for ordinary shares of FREYR Legacy, 2,589,394 Ordinary Shares issuable upon the exercise of warrants issued in exchange for warrants to purchase ordinary shares of FREYR Legacy, and 1,489,500 Ordinary Shares issued in exchange for preferred shares of FREYR Legacy, and

(iii)   securities that were registered in the S-4 Registration Statement and the Prior Registration Statement, consisting of 7,187,500 Ordinary Shares issued in connection with the Business Combination in exchange for Class B ordinary shares of Alussa initially purchased by the Alussa Energy Sponsor LLC (“Sponsor”) in a private placement prior to the initial public offering of Alussa Energy Acquisition Corp., a Cayman Islands exempted company (“Alussa”), 8,750,000 Ordinary Shares issuable upon the exercise of the FREYR Private Warrants, 1,500,000 Ordinary Shares issuable upon the exercise of the FREYR Working Capital Warrants, 8,750,000 FREYR Private Warrants, and 1,500,000 FREYR Working Capital Warrants.

We will not receive any proceeds from the sale by such Selling Securityholders (as defined below) of the securities offered by them described in this prospectus. We will receive proceeds from FREYR Warrants covered by this Registration Statement in the event that such FREYR Warrants are exercised for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the term “FREYR Legacy” refers to FREYR AS, a company organized under the laws of Norway, and their consolidated subsidiaries, and the term “Alussa” refers to Alussa Energy Acquisition Corp., a Cayman Islands exempted company, and “FREYR”, the “Company”, “Registrant”, “we”, “us” and “our” refers to FREYR Battery, a Luxembourg company and where appropriate, our wholly owned subsidiaries. In this document:

“24M” means 24M Technologies, Inc., a Delaware corporation.

“Alussa” means Alussa Energy Acquisition Corp., a Cayman Islands exempted company.

“Alussa Articles” means the Amended and Restated Memorandum and Articles of Association of Alussa adopted on November 25, 2019.

“Alussa Public Warrant” means each whole warrant (other than the Private Placement Warrants), entitling the holder thereof to purchase one Alussa Class A ordinary share at a price of $11.50 per share as issued by Alussa as part of its initial public offering on November 25, 2019.

“Alussa Units” means the Alussa units issued in the IPO, each consisting of one Class A ordinary share and one-half of one Alussa Public Warrant.

“Alussa Warrants” means Private Placement Warrants and Alussa Public Warrants, collectively.

“Base Consideration” means $410,550,000.

“Business Combination” or “Transactions” means the Mergers and the other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of January 29, 2021, as it may be amended from time to time, by and among Alussa, the Purchaser Representative, FREYR Legacy, the Shareholder Representative, FREYR, the Merger Subs and the Major Shareholders.

“Cayman Companies Act” means the Companies Act (2021 Revision), as amended, of the Cayman Islands.

“Cayman Merger” means the merger pursuant to the terms of the Business Combination Agreement and the Plan of Merger whereby Alussa merged with and into Cayman Merger Sub, with Alussa continuing as the surviving entity.

“Cayman Merger Sub” means Adama Charlie Sub, a Cayman Islands exempted company.

“Class A ordinary shares” means the class A ordinary shares of Alussa, par value $0.0001 per share.

“Class B ordinary shares” means the class B ordinary shares of Alussa, par value $0.0001 per share.

“Closing” means the closing of the Business Combination.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Preferred Share Transferors” means Encompass Capital Master Fund LP, BEMAP Master Fund Ltd. and Encompass Capital E L Master Fund L.P.

“Cross-Border Merger” means the merger pursuant to the terms of the Business Combination Agreement whereby Norway Merger Sub 1 merged with and into FREYR, with FREYR continuing as the surviving entity.

“EDGE Global” means EDGE Global LLC.

“Encompass” means Encompass Capital Advisors LLC.

“Equity Consideration” means the Base Consideration plus or minus the Legal Cost Adjustment (as applicable).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the quotient obtained by dividing (a) the amount of the Equity Consideration divided by the lower of (i) the Redemption Price and (ii) the PIPE Price, by (b) the number of Aggregate Fully Diluted Company Shares (as defined in the Business Combination Agreement). The Exchange Ratio was 0.179038.

“First Closing” means the consummation of the Cayman Merger in accordance with the terms and subject to the conditions of the Business Combination Agreement.

“First Closing Date” means the date on which the First Closing actually occurred.

“FREYR” means FREYR Battery, a corporation in the form of a public limited liability company (société anonyme) incorporated under the laws of Luxembourg, with registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 251199.

“FREYR Articles” means the articles of FREYR as of the date of the Closing (as amended from time to time and for the last time on November 26, 2021) unless otherwise provided herein.

“FREYR Options” means options to purchase FREYR Ordinary Shares.

“FREYR Private Warrant” means each one whole warrant issued in connection with the Business Combination in exchange for private placement warrants, entitling the holder thereof to purchase one (1) FREYR Ordinary Share at a purchase price of $11.50 per share on the same terms and conditions as the Private Placement Warrants.

“FREYR Public Warrant” means each one whole warrant (other than the FREYR Private Warrants and FREYR Working Capital Warrants) entitling the holder thereof to purchase one (1) FREYR Ordinary Share at a purchase price of $11.50 per share.

“FREYR Warrants” means FREYR Public Warrants, FREYR Private Warrants, FREYR Working Capital Warrants and any warrants issued to the holders of FREYR warrants pursuant to the Business Combination Agreement, collectively.

“FREYR Working Capital Warrant” means one whole warrant issued in connection with the Business Combination in exchange for warrants issued upon the conversion of a working capital loan, entitling the holder thereof to purchase one (1) FREYR Ordinary Share at a purchase price of $11.50 per share on the same terms and conditions as the Private Placement Warrants.

“FREYR Legacy” means FREYR AS, a private limited liability company organized under the laws of Norway.

“FREYR Legacy Ordinary Shares” means 209,196,827 ordinary shares of FREYR Legacy, each with a par value of, after giving effect of the Norway Demerger, NOK 0.00993 per share.

“IPO” means the initial public offering of Alussa Units consummated on November 29, 2019.

“Legal Cost Adjustment” means (i) to the extent the legal costs incurred in connection with the Transactions by FREYR Legacy up to the Second Closing Date (“FREYR Legal Costs”) exceed $5,500,000, an amount equal to the FREYR Legal Costs minus $5,500,000 (which amount shall be deducted from the consideration above) and (ii) to the extent the FREYR Legal Costs are less than $2,500,000, an amount equal to $2,500,000 minus the FREYR Legal Costs.

“Major Shareholders” means those certain shareholders of FREYR Legacy as set forth in the Business Combination Agreement, which include (i) ATS AS (in its capacity as a Major Shareholder), (ii) EDGE Global and (iii) entities affiliated with Teknovekst NUF.

“Mergers” means the Cayman Merger, the Norway Merger and the Cross-Border Merger.

“Merger Subs” means the Norway Merger Subs and Cayman Merger Sub.

“Norway Demerger” means the transfer of the FREYR Wind Business to SVPH prior to the First Closing, resulting in such business becoming held by FREYR Legacy’s shareholders through SVPH.

“Norway Merger” means the merger pursuant to the terms of the Business Combination Agreement whereby FREYR Legacy merged with and into Norway Merger Sub 2, with Norway Merger Sub 2 continuing as the surviving entity.

“Norway Merger Sub 1” means Norway Sub 1 AS, a private limited liability company organized under the laws of Norway.

“Norway Merger Sub 2” means Norway Sub 2 AS, a private limited liability company organized under the laws of Norway.

“Norway Merger Subs” means Norway Merger Sub 1 and Norway Merger Sub 2.

“NYSE” means The New York Stock Exchange.

“Ordinary Shares” means the ordinary shares of FREYR, without nominal value.

“PIPE Investment” means the sale and issuance to the PIPE Investors $600 million of FREYR Legacy Ordinary Shares, at the PIPE Price, immediately prior to the Second Closing, pursuant to the relevant subscription agreements.

“PIPE Investor” means those certain investors who entered into subscription agreements with Alussa and FREYR.

“PIPE Price” means $10.00 per FREYR Ordinary Share.

“Plan of Merger” means the plan of merger filed with the Registrar of Companies of the Cayman Islands in respect of the Cayman Merger and any amendment or variation thereto made in accordance with the provisions of the Cayman Companies Act.

“Private Placement Warrants” means the 8,750,000 Alussa Warrants purchased by the Sponsor in a private placement at the time of the IPO for a purchase price of $1.00 per warrant, each of which was exercisable for one Class A ordinary share.

“Public Shares” means Class A ordinary shares of Alussa issued as part of the Alussa Units sold in the IPO.

“Purchaser Representative” means the Sponsor in its capacity as the purchaser representative in accordance with the terms and conditions of the Business Combination Agreement.

“Redemption Price” means an amount equal to a pro rata portion of the aggregate amount on deposit in the Trust Account two days prior to the completion of the Business Combination calculated in accordance with the Alussa Articles (as equitably adjusted for shares splits, shares dividends, combinations, recapitalizations and the like after the Closing).

“Registration Rights Agreement” means the registration rights agreement for the Major Shareholders and the Purchaser Representative in substantially the form attached hereto as Exhibit 4.5 and as an exhibit to the Business Combination Agreement.

“RESA” means Recueil Électronique des Sociétés et Associations of the Grand Duchy of Luxembourg.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Closing” means the consummation of the transactions contemplated under the Business Combination Agreement (other than the Cayman Merger, which occurred on the First Closing Date).

“Second Closing Date” means the date on which the Second Closing actually occurred.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholder Representative” means ATS AS, in the capacity as the representative for the Major Shareholders in accordance with the terms and conditions of the Business Combination Agreement.

“Sponsor” means Alussa Energy Sponsor LLC, a Delaware limited liability company.

“SVPH” means Sjonfjellet Vindpark Holding AS, a private limited liability company incorporated as a result of the Norway Demerger.

“Trust Account” means the trust account that holds a portion of the proceeds of the IPO and the concurrent sale of warrants to the Sponsor in a private placement.

“$” means the currency in dollars of the United States of America.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements. All statements other than statements of historical or current facts contained or incorporated by reference in this prospectus and any accompanying prospectus supplement may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” the negative of these words, other similar expressions or by discussions of strategy, plans or intentions.

The forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are only predictions. We base these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. These factors include risks related to: (1) changes adversely affecting the battery industry and the development of existing or new technologies; (2) the failure of 24M Technologies, Inc. technology or our batteries to perform as expected; (3) our ability to manufacture battery cells and to develop and increase our production capacity in a cost-effective manner; (4) technological developments in existing technologies or new developments in competitive technologies that could adversely affect the demand for our battery cells; (5) increases in the cost of electricity or raw materials and components.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or any accompanying prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statement, whether as a result of any new information, future events or otherwise.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, any applicable prospectus supplement and the documents to which we have referred to in the “Incorporation of Certain Documents by Reference” section below.

Company Overview

Our mission and vision is to accelerate the decarbonization of the transportation sector and energy systems by delivering some of the world’s cleanest and most cost-effective batteries. The global response to climate change is driving two notable trends: first, a shift from an energy system based on fossil fuels to an energy system based on renewable, intermittent sources of energy such as solar and wind power, and second, an increased electrification of existing transportation, energy and infrastructure systems. We believe that these two trends will drive substantially increased demand for electricity storage in general and the need for lithium-ion batteries in particular. Our initial focus is on production of the battery cell, which represents approximately 32% of battery value chain revenues and is one of the more energy intensive parts of the value chain. Our manufacturing platform will have the capabilities to host many types of battery specifications, as determined by customer demand, and will pursue (1) licensing-based partnerships to develop and enhance next-generation technology and (2) partnerships with conventional battery cell technology providers.

We are a development stage company with no revenue to date. FREYR incurred a net loss of approximately $93.4 million for the year ended December 31, 2021. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin significant production of our battery cells, which is not expected to occur until 2024, and may occur later.

FREYR was incorporated on January 20, 2021 for the purpose of effectuating the Business Combination.

FREYR was incorporated under the laws of Luxembourg as a public limited liability company (société anonyme).

The Business Combination

FREYR AS, a private limited liability company organized under the laws of Norway (“FREYR Legacy”), previously consummated a merger pursuant to that certain Business Combination Agreement, dated January 29, 2021 (the “Business Combination Agreement”), by and among Alussa Energy Acquisition Corp., a Cayman Islands exempted company (“Alussa”), Alussa Energy Sponsor LLC (“Sponsor”), FREYR, FREYR Legacy, ATS AS (“Shareholder Representative”), Norway Sub 1 AS, a private limited liability company organized under the laws of Norway (“Norway Merger Sub 1”), Norway Sub 2 AS, a private limited liability company organized under the laws of Norway (“Norway Merger Sub 2”), Adama Charlie Sub, a Cayman Islands exempted company (“Cayman Merger Sub”) and the shareholders of FREYR Legacy named therein (the “Major Shareholders”). In connection with the Business Combination, among other things, (i) prior to the First Closing, the FREYR Legacy’s wind farm business was transferred to Sjonfjellet Vindpark Holding AS (“SVPH”), a private limited liability company to be incorporated by way of the Norway Demerger resulting in such business being held by FREYR Legacy’s shareholders through SVPH, (ii) Alussa merged with and into Cayman Merger Sub, with Alussa continuing as the surviving entity and a wholly owned subsidiary of FREYR (the “Cayman Merger”), (iii) Alussa distributed all of its interests in Norway Merger Sub 1 to FREYR, (iv) FREYR Legacy merged with and into Norway Merger Sub 2, with Norway Merger Sub 2 continuing as the surviving entity, (v) FREYR acquired all preferred shares of Norway Merger Sub 1 (issued in exchange for the FREYR Legacy convertible preferred shares as a part of the Norway Merger) from the Company Preferred Share Transferors in exchange for a number of newly issued shares of FREYR, and (vi) Norway Merger Sub 1 merged with and into FREYR, with FREYR continuing as the surviving entity (the transactions contemplated by the Business Combination Agreement collectively, the “Business Combination”).

The Private Placement

On January 29, 2021, Alussa and FREYR entered into the relevant subscription agreements with certain investors for the PIPE Investment, pursuant to which FREYR issued and sold to the PIPE Investors $600 million of FREYR Ordinary Shares, at a price of $10.00 per share for which PIPE Investors received 60,000,000 FREYR Ordinary Shares.

Stock Exchange Listing

FREYR Ordinary Shares and FREYR Public Warrants, FREYR Private Warrants and FREYR Working Capital Warrants are currently listed on the NYSE under the symbols FREY and FREY WS, respectively.

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Corporate Information

The mailing address of FREYR’s registered and principal executive office is 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg.

Our investor relations website is located at ir.freyrbattery.com/overview/, and its news site located at ir.freyrbattery.com/ir-news, our Twitter account is located at https://twitter.com/freyrbattery?lang=en, our LinkedIn account is located at www.linkedin.com/company/freyrbattery, and our Youtube page is located at https://www.youtube.com/channel/UCo0NLMtaYsf2HfnDe6XtFLw. We use our investor relations website, our Twitter account, our LinkedIn account and our Youtube page to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, our Twitter account, our LinkedIn account and our Youtube page, in addition to following press releases, SEC filings and public conference calls and webcasts. Our website, Twitter account, our LinkedIn account and our Youtube page and the information contained on each, or that can be accessed through each, is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement. We also make available, free of charge, on our investor relations website under “Financials — SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC.

RISK FACTORS

Investing in our securities involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We expect to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the financing of our operations or investments. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We cannot currently determine the price or prices at which such securities may be sold by the Selling Securityholders. We will not receive any of the proceeds from these sales. We will, however, receive up to an aggregate of approximately $283,187,500 from the exercise of the FREYR Public Warrants, FREYR Private Warrants and FREYR Working Capital Warrants, assuming the exercise in full of all of such FREYR Warrants for cash. We expect to use the net proceeds from the exercise of these FREYR Warrants for general corporate purposes. No assurances can be given that any FREYR Warrants will be exercised or that we will receive any cash proceeds upon such exercise if cashless exercise is available.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, any NYSE fees and fees and expenses of our counsel and our independent registered public accountants.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and/or any related free writing prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our Ordinary Shares and Preferred Shares, together with the additional information we include in any applicable prospectus supplement and/or any related free writing prospectus, summarizes the material terms and provisions of the Ordinary Shares and Preferred Shares that may be offered under this prospectus. The following summary of the material terms of our Ordinary Shares and Preferred Shares is not intended to be a complete summary of the rights and preferences of such Ordinary Shares and Preferred Shares. It is qualified by reference to our Consolidated Articles of Association as of November 26, 2021 (the “FREYR Articles”) as may be amended from time to time and the Registration Rights Agreement, which are exhibits to the registration statement of which this prospectus is a part, and the Luxembourg law of 10th August 1915 on commercial companies, as amended (the “Luxembourg Company Law”).

Authorized Share Capital

In accordance with the FREYR Articles, the authorized share capital of FREYR (including the issued share capital other than the Initial Shares (as defined hereinafter)) is set at $245,000,000, represented by 245,000,000 Ordinary Shares without nominal value, valid for a period ending on June 9, 2026, the date which falls five years after the publication in the RESA, on June 8, 2021, of the resolutions of the former sole shareholder of the Company held on May 20, 2021. As further detailed below in the Section “Issuance of Preferred Shares”, FREYR intends to take the requisite corporate actions in order to allow for the issuance of preferred shares by the board of directors of FREYR.

Share Capital

As of June 21, 2021, FREYR’s issued share capital amounted to $40,000, represented by a total of 40,000 redeemable shares with no nominal value (the “Initial Shares”). All Initial Shares were fully paid and subscribed for. A shareholder in a Luxembourg société anonyme holding fully paid up shares is not liable, solely because of his or her or its shareholder status, for additional payments to FREYR or its creditors.

Upon effectiveness of the First Closing, FREYR redeemed and subsequently cancelled all the Initial Shares so that the share capital of FREYR is solely represented by the Ordinary Shares. The FREYR Articles further provide for an authorized share capital in the amount of $245,000,000 (including the issued share capital but excluding the Initial Shares) divided into 245,000,000 ordinary shares with no nominal value.

On November 26, 2021, following the exercise of warrants by certain warrant holders, the FREYR Articles were amended to reflect under Article 5.1 an increase of the issued share capital from $116,440,191.00 (represented by 116,440,191 Ordinary Shares) to $116,853,504.00 (represented by 116,853,504 Ordinary Shares).

As of August 31, 2022, FREYR held 150,000 treasury shares.

FREYR Articles

FREYR is registered with the Luxembourg Trade and Companies’ Register under number B251199.

Its corporate purpose, as stated in Article 4 of the FREYR Articles, is the holding of participations, in any form whatsoever, in Luxembourg and foreign companies, or other entities or enterprises, the acquisition by purchase, subscription, or in any other manner as well as the transfer by sale, exchange or otherwise of stock, bonds, debentures, notes and other securities or rights of any kind including interests in partnerships, and the holding, acquisition, disposal, investment in any manner (in), development, licensing or sub licensing of, any patents or other intellectual property rights of any nature or origin as well as the ownership, administration, development and management of its portfolio. FREYR may carry out its business through branches in Luxembourg or abroad. FREYR may borrow in any form and proceed to the issue by private or public of bonds, convertible bonds and debentures or any other securities or instruments it deems fit. In a general fashion FREYR may grant assistance (by way of loans, advances, guarantees or securities or otherwise) to companies or other enterprises in which FREYR has an interest or which form part of the group of companies to which the Company belongs or any entity as FREYR may deem fit (including upstream or cross stream), take any controlling, management, administrative and/or supervisory measures and carry out any operation which it may deem useful in the accomplishment and development of its purposes. FREYR can perform all commercial, technical and financial or other operations, connected directly or indirectly in all areas in order to facilitate the accomplishment of its purpose. Finally, FREYR may conduct, or be involved in any way in, directly or indirectly, the development, financing, construction and operation of batteries and/or battery cells, as well as the production of any materials required for battery cell manufacturing, and sales of batteries and/or battery cells into markets including but without limitation, electric mobility, energy storage systems as well as marine and aviation applications and any related or connected activity.

Issuance of Ordinary Shares

Pursuant to Luxembourg law, the issuance of Ordinary Shares requires approval by the general meeting of shareholders of FREYR at the quorum and majority required for amending the FREYR Articles. The former sole shareholder of FREYR approved an authorized capital and authorized the board of directors to issue Ordinary Shares up to the maximum amount of such authorized capital for a maximum period of five years after the publication of the resolution of the sole shareholder approving such authorization in the Luxembourg RESA. The general meeting may amend, renew, or extend such authorized capital and such authorization to the board of directors to issue Ordinary Shares.

FREYR recognizes only one (1) holder per share. In case a share is owned by several persons, they shall appoint a single proxy who shall represent them in respect of FREYR. FREYR has the right to suspend the exercise of all rights attached to that share until such representative has been appointed.

Upon the consummation of the Business Combination, the board of directors of FREYR resolved on the issuance of Ordinary Shares out of the authorized capital. The board of directors also resolved on the applicable procedures and timelines to which such issuance will be subjected. If the proposal of the board of directors to issue new Ordinary Shares exceeds the limits of FREYR’s authorized share capital, the board of directors must convene the shareholders to an extraordinary general meeting for the purpose of increasing the issued and/or the authorized share capital. Such meeting will be subject to the quorum and majority requirements required for amending the FREYR Articles.

Preemptive Rights

Under Luxembourg law, existing shareholders benefit from a preemptive subscription right on the issuance of the Ordinary Shares for cash consideration. However, FREYR’s shareholders have, in accordance with Luxembourg law, authorized the board of directors to suppress, waive, or limit any preemptive subscription rights of shareholders provided by law to the extent that the board of directors deems such suppression, waiver, or limitation advisable for any issuance or issuances of the Ordinary Shares within the scope of FREYR’s authorized share capital. Such authorization will be valid for a period ending on June 9, 2026, the date which falls five years after the publication in the RESA, on June 8, 2021, of the resolutions of the former sole shareholder of the Company held on May 20, 2021. The extraordinary general meeting of shareholders may, by two-thirds majority vote, limit, waive, or cancel such preemptive rights or renew, amend, or extend them, in each case for a period not to exceed five years. Such shares may be issued above, at, or below market value. Under Luxembourg Company Law subject to certain formal requirements, which have not to date been undertaken and which include the approval of the extraordinary general meeting, such shares may also be issued below the accounting par value per share. The Ordinary Shares may also be issued by way of incorporation of available reserves, including share premium. In addition, the board of directors has been authorized by the general meeting to allocate, within the limits of the authorized share capital, existing shares or new shares, including free of charge, to directors, officers and staff members of the Company or of companies or other entities in which the Company holds directly or indirectly at least 10 per cent of the capital or voting rights. Such authorization shall by operation of law, operate as a waiver by existing shareholders of their preemptive subscription right for the benefit of the recipients of such shares allotted free of charge. The board of directors may determine the terms and conditions of such allocation, which may comprise a period after which the allocation is final and a minimum holding period during which the recipients must retain the shares.

Repurchase of Ordinary Shares

FREYR cannot subscribe to its own shares. FREYR may, however, itself or through its subsidiaries repurchase issued Ordinary Shares or have another person repurchase issued Ordinary Shares for its account, subject to the following conditions:

•        prior authorization by a simple majority vote at an ordinary general meeting of shareholders, which authorization sets forth:

•        the terms and conditions of the proposed repurchase and in particular the maximum number of Ordinary Shares that may be repurchased;

•        the duration of the period for which the authorization is given, which may not exceed five years; and

•        in the case of repurchase for consideration, the minimum and maximum consideration per share, provided that the prior authorization shall not apply in the case of Ordinary Shares acquired by either FREYR, or by a person acting in his or her own name on its behalf, for the distribution thereof to its staff or to the staff of a company with which it is in a control relationship;

•        only fully paid-up Ordinary Shares may be repurchased;

•        the voting and dividend rights attached to the repurchased Ordinary Shares will be suspended as long as the repurchased Ordinary Shares are held by FREYR or its direct subsidiaries. The voting rights attached to Ordinary Shares held by indirect subsidiaries will also be suspended.

The repurchase offer must be made on the same terms and conditions to all the shareholders who are in the same position. In addition, as a listed company FREYR may repurchase Ordinary Shares on the stock market without having to make or an offer to all of its shareholders.

The authorization will be valid for a period ending on the earlier of five years from the date of such shareholder authorization and the date of its renewal by a subsequent general meeting of shareholders.

In addition, pursuant to Luxembourg Company Law, FREYR may directly or indirectly repurchase Ordinary Shares by resolution of its board of directors without the prior approval of the general meeting of shareholders if such repurchase is deemed by the board of directors to be necessary to prevent serious and imminent harm to FREYR, or if the acquisition of Ordinary Shares has been made with the intent of distribution to its employees and/or the employees of any entity having a controlling relationship with FREYR.

Form and Transfer of Ordinary Shares

The Ordinary Shares are issued in registered form only and are freely transferable under Luxembourg law and the FREYR Articles. Luxembourg law does not impose any limitations on the rights of Luxembourg or non-Luxembourg residents to hold or vote the Ordinary Shares.

Under Luxembourg law, the ownership of registered shares is prima facie established by the inscription of the name of the shareholder and the number of shares held by him or her in the shareholders’ register. Without prejudice to the conditions for transfer by book-entry where the Ordinary Shares are recorded in the shareholders’ register on behalf of one or more persons in the name of a depository, each transfer of the Ordinary Shares shall be effected by written declaration of transfer to be recorded in the shareholders’ register, with such declaration to be dated and signed by the transferor and the transferee or by their duly appointed agents. FREYR may accept and enter into the shareholders’ register any transfer effected pursuant to an agreement or agreements between the transferor and the transferee, true and complete copies of which have been delivered to FREYR.

The FREYR Articles provide that FREYR may appoint registrars in different jurisdictions, each of whom may maintain a separate register for the Ordinary Shares entered in such register, and that the holders of shares shall be entered into one of the registers. Shareholders may elect to be entered into one of these registers and to transfer their shares to another register so maintained. FREYR’s board of directors may however impose transfer restrictions for shares that are registered, listed, quoted, dealt in, or have been placed in certain jurisdictions in compliance with the requirements applicable therein.

In the case of Ordinary Shares held through the operator of a securities settlement system or depository, Ordinary Shares will be made available to the shareholders in book-entry form and, without prejudice to the provisions of the FREYR Articles, give to the shareholders in book-entry-form beneficial ownership of the rights attaching to the Ordinary Shares.

Liquidation Rights and Dissolution

In the event of FREYR’s dissolution and liquidation, any surplus of the assets remaining after allowing for the payment of all of FREYR’s liabilities will be paid out to the shareholders pro rata according to their respective shareholdings. The decision to dissolve and liquidate FREYR requires approval by an extraordinary general meeting of FREYR’s shareholders.

Merger and De-Merger

A merger by absorption whereby one Luxembourg company, after its dissolution without liquidation, transfers all of its assets and liabilities to another company in exchange for the issuance of ordinary shares in the acquiring company to the shareholders of the company being acquired, or a merger effected by transfer of assets and liabilities to a newly incorporated company, must, in principle, be approved at an extraordinary general meeting of shareholders of the Luxembourg company, enacted in front of a Luxembourg notary. Similarly, a de-merger of a Luxembourg company is generally subject to the approval by an extraordinary general meeting of shareholders, enacted in front of a Luxembourg notary.

No Appraisal Rights

Neither Luxembourg law nor the FREYR Articles provide for appraisal rights of dissenting shareholders.

General Meeting of Shareholders

Any regularly constituted general meeting of shareholders represents the entire body of FREYR shareholders.

Any holder of an Ordinary Share is entitled to attend its general meeting of shareholders, either in person or by proxy, to address the general meeting of shareholders and to exercise voting rights, subject to the provisions of the FREYR Articles and compliance with the conditions governing attendance or representation at the meeting. Each Ordinary Share entitles the holder to one vote at a general meeting of shareholders. The FREYR Articles provide that general meetings of shareholders are convened in accordance with the provisions of law. The Luxembourg Company Law provides that convening notices for every general meeting shall contain the agenda and take the form of announcements filed with the register of commerce and companies and will be published in the RESA and in a newspaper published in the Grand Duchy of Luxembourg at least fifteen days before the meeting. The convening notices shall also be communicated by post (or, in respect of any shareholder having individually agreed to receive convening notices by any other means of communications, by such means of communication) to registered shareholders at least eight days before the meeting.

A shareholder may participate in general meetings of shareholders by appointing another person as his or her proxy, the appointment of which shall be in writing. The FREYR Articles also provide that, in the case of Ordinary Shares held through the operator of a securities settlement system or depository, a holder of such Ordinary Shares wishing to attend a general meeting of shareholders should receive from such operator or depository a certificate certifying the number of Ordinary Shares recorded in the relevant account on the relevant record date. FREYR’s board of director may determine the formal requirements with which such certificates must comply.

The board of directors may determine a date preceding the general meeting as the record date for admission to, and voting any Ordinary Shares at, the general meeting (the “GM Record Date”). If a GM Record Date is determined for the admission to and voting at a general meeting only those persons holding Ordinary Shares on the GM Record Date may attend and vote at the general meeting (and only with respect to those Ordinary Shares held by them on the GM Record Date).

The annual general shareholder meeting must be held within six months from the end of the respective financial year at FREYR’s registered office or in any other place in Luxembourg as may be specified in the convening notice of the meeting. Other general meetings of shareholders may be held at such place and time as may be specified in the respective convening notices of the meeting.

Luxembourg law provides that the board of directors is obliged to convene a general meeting of shareholders if shareholders representing, in the aggregate, 10% of the issued share capital so request in writing with an indication of the meeting agenda. In such case, the general meeting of shareholders must be held within one month of the request. If the requested general meeting of shareholders is not held within one month, shareholders representing, in the aggregate, 10% of the issued share capital may petition the competent president of the district court in Luxembourg to have a court appointee convene the meeting. Luxembourg law provides that shareholders representing, in the aggregate, 10% of the issued share capital may request that additional items be added to the agenda of a general meeting of shareholders. That request must be made by registered mail sent to FREYR’s registered office at least five days before the general meeting of shareholders.

The board of directors of FREYR has the right to adjourn a general meeting for four weeks (up to six weeks, in case of a combined ordinary and extraordinary general meeting). It must do so if requested by one or more shareholders representing at least 10% of the share capital of FREYR. In the event of an adjournment, any resolution already adopted by the general meeting shall be cancelled and final resolutions will be adopted at the adjourned general meeting. Furthermore, one or more shareholders representing at least 10% of the share capital or at least10% of the voting rights attached to the shares issued by FREYR may ask the board of directors of FREYR questions on one or more transactions of FREYR or any companies controlled by it.Each Ordinary Share entitles the holder thereof to one vote.

Neither Luxembourg law nor the FREYR Articles contain any restrictions as to the voting of Ordinary Shares by non-Luxembourg residents and there is no minimum shareholding (beyond owning a single Ordinary Share or representing the owner of a single Ordinary Share) to attend or vote at a general meeting of shareholders.

As described further below, Luxembourg law distinguishes between ordinary general meetings of shareholders and extraordinary general meetings of shareholders.

Ordinary General Meetings.    At an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. Abstentions are not considered “votes.”

Extraordinary General Meeting.    Extraordinary general meetings are required to be convened for among others any of the following matters: (i) the increase or decrease of the authorized or issued capital, (ii) the limitation or exclusion of preemptive rights or the authorization of the board of directors to limit or exclude such rights, (iii) the approval of a statutory merger or de-merger (scission), (iv) FREYR’s dissolution and liquidation, and (v) any amendments to the FREYR Articles. Pursuant to the FREYR Articles, for any resolutions to be considered at an extraordinary general meeting of shareholders, except for those on certain specific topics described below, the quorum shall be at least one half (50%) of FREYR’s outstanding Ordinary Shares. If such quorum is not present, a second meeting may be convened, which does not need a quorum. Any extraordinary resolution shall be adopted, except otherwise provided by law and the FREYR Articles, by at least a two-thirds majority of the votes validly cast. Where there is more than one class of shares (e.g., ordinary shares and preferred shares) and the resolutions of the general meeting is such as to change the respective rights thereof, the resolutions must, in order to be valid, fulfil the conditions to attendance and majority with respect to each class. Abstentions are not considered “votes”. The FREYR Articles provide for an increased majority of at least 75% of votes validly cast for the amendments to Articles 9.4, 9.5 and 17.3 to the FREYR Articles. Article 9.4 set outs the requirements for candidates for election to the board of directors, and Article 9.5 sets out the process for shareholders to propose candidates for the election to the board of directors to the general meeting of shareholders. Article 17.3 is the article setting the increased majority for Articles 9.4 and 9.5.

Minority Action Right.    Luxembourg Company Law provides that one or more shareholders holding, in the aggregate, at least 10% of the securities having a right to vote at the general meeting that has granted discharge to the members of the board of directors for the execution of their mandate, may act on FREYR’s behalf to file a liability claim for damages against one or more directors for mismanagement and/or a violation of Luxembourg Company Law, or of the FREYR Articles.

Dividends

Except for shares held in treasury, each Ordinary Share is entitled to participate equally in dividends if and when declared out of funds legally available for such purposes. The FREYR Articles provide that the annual ordinary general meeting of shareholders may declare a dividend and that the board of directors may declare interim dividends within the limits set by Luxembourg law.

Declared and unpaid dividends held by FREYR for the account of its shareholders do not bear interest. Under Luxembourg law, claims for dividends lapse in favor of FREYR five years after the date on which the dividends have been declared.

Board of Directors

The FREYR Articles stipulate that FREYR shall be managed by a board of directors composed of no less than eight directors who may but do not need to be shareholders of FREYR. The FREYR board of directors shall, to the extent required by law and otherwise may, appoint a chairperson amongst its members/the independent directors. The chairperson shall preside over all meetings of the board of directors and of shareholders. It also may appoint a secretary, who need not be a director and whose responsibility, powers and duties shall be determined by the board of directors. The FREYR board of directors will meet upon call by the chairperson or any two directors.

A meeting of the board of directors shall be quorate if the majority of the directors in office (and entitled to vote) is present or represented. Resolutions are adopted by the simple majority vote of directors present or represented. No valid decision of the board of directors may be taken if the necessary quorum has not been reached. In case of an equality of votes, neither the chairperson nor any other director shall have the right to cast the deciding vote. The board of directors may also take decisions by means of resolutions in writing signed by all directors entitled to vote. Each director has one vote except in case he/she has a conflict of interest in accordance with Luxembourg Company Law and the FREYR Articles.

The directors are appointed by the general meeting of shareholders for a period not exceeding six years and until their successors are elected; provided however that any one or more of the directors may be removed with or without cause (ad nutum) by the general meeting of shareholders by a simple majority of the votes cast. The directors shall be eligible for re-election indefinitely. Pursuant to the FREYR Articles, any proposal by shareholders of candidate(s) for election to the board of directors by the general meeting of shareholders must be (i) made by one or more shareholders who together hold at least 10% of the subscribed share capital of FREYR and (ii) received by FREYR in writing pursuant to the provisions set forth in the FREYR Articles.

Unless otherwise determined by the board of directors, candidates for election to the board of directors must provide to FREYR, (i) a written completed questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by FREYR upon written request), (ii) such information as FREYR may request including, without limitation, as may be required, necessary or appropriate pursuant to any laws or regulation applicable to the Company (including any rules, policies or regulation of any securities market where shares of the Company are listed or trading) and (iii) the written representation and undertaking that such person is in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of FREYR or under applicable law that are applicable to directors. Any candidate to be considered must comply as to his/her qualification and affiliations with any laws, regulations, rules or policies applicable to FREYR.

If there is a vacancy on the board of directors because of death, retirement, resignation, dismissal, removal or otherwise, the remaining directors have the right to fill such vacancy until the next general meeting of shareholders with the affirmative vote of a majority of the remaining directors appointed by the general meeting of shareholders. Within the limits provided for by Luxembourg law, the board of directors may delegate FREYR’s daily management and the authority to represent FREYR to one or more persons.

No director, solely as a result of being a director, shall be prevented from contracting with FREYR with regard to his tenure in any office or place of profit, or as vendor, purchaser, or in any other manner whatsoever. No contract or other transaction between FREYR and any other company or firm shall be affected or invalidated by the fact only that any one or more of the directors or officers of FREYR is financially interested in, or is a director, associate, officer, agent, adviser or employee of such other company or firm.

In the case of a conflict of interest of a director, such director shall indicate such conflict of interest to the board of directors and shall not deliberate or vote on the relevant matter. Any conflict of interest arising at board level shall be reported to the next general meeting of shareholders before any resolution is put to vote.

The FREYR Articles provide that directors and officers, past and present, will be entitled to indemnification from FREYR to the fullest extent permitted by Luxembourg law against liability and all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she would be involved by virtue of his or her being or having been a director or officer and against amounts paid or incurred by him or her in the settlement thereof. However, no indemnification will be provided against any liability to FREYR’s directors or officers (i) by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties of a director or officer, (ii) with respect to any matter as to which any director or officer shall have been finally adjudicated to have acted in bad faith and not in FREYR’s interest, or (iii) in the event of a settlement, unless approved by a court of competent jurisdiction or the board of directors.

There is no mandatory retirement age for directors under Luxembourg law and no minimum shareholding requirement for directors.

Amendment of Articles of Association

Save in respect of certain limited matters set out by Luxembourg Company Law and the FREYR Articles which allow the board of directors to implement certain amendments to the FREYR Articles, Luxembourg Company Law requires an extraordinary general meeting of shareholders to resolve upon an amendment of the FREYR Articles. The agenda of the extraordinary general meeting of shareholders contained in the convening notice must indicate the proposed amendments to the FREYR Articles.

Preferred Shares

Issuance of Preferred Shares

Luxembourg law permits the issuance of preferred shares by a Luxembourg company provided the board of directors’ authority to issue preferred shares is embedded in the company’s articles of association. Currently, the FREYR Articles do not grant such authority to the board of directors.

Therefore, prior to the issuance by the board of directors of FREYR of preferred shares, the board of directors will need to convene, in accordance with applicable laws and regulations, an extraordinary general meeting of shareholders of FREYR to take place in front of a notary in the Grand Duchy of Luxembourg in order to inter alia (i) amend article 5.2. of the FREYR Articles (concerning the authorized share capital) in order to indicate that the board of directors is allowed, within the conditions of the authorized share capital, to issue a certain number of preferred shares (plus Ordinary Shares, which is currently foreseen in the FREYR Articles) and to waive or limit the preferential subscription right, if so decided by the board of directors and (ii) determine the rights, preferences, privileges and restrictions applying to preferred shares (these rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of the Ordinary Shares). The decision to extend the current authorized share capital needs to be adopted by 2/3 of the votes present or represented with a quorum of half of the share capital and the board of directors needs to present a special report explaining the reason for putting in place the authorized share capital and waiving or limiting the preferential subscription right. The extraordinary general meeting of shareholders may amend, renew, or extend such authorized capital and such authorization to the board of directors, it being understood that the authorized share capital needs to be renewed at least every 5 years.

Upon the completion of the abovementioned requisite corporate actions, and subject to the extraordinary general meeting of shareholders approving the abovementioned amendments to the FREYR Articles in accordance with the aforementioned quorum and majority, our board of directors shall have the authority, during the validity period of the authorized share capital, without further action by our shareholders, to issue up to the authorized number of preferred shares in one or more series and to waive or limit the preferential subscription rights. The issuance of our preferred shares could adversely affect the voting power of holders of Ordinary Shares and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

FREYR may not issue any securities with a right to purchase preferred shares or securities exercisable for preferred shares without a decision of the extraordinary general meeting of shareholders of FREYR, or without such issuance being provided for under the authorized share capital of FREYR.

Registration Rights

On July 7, 2021, FREYR, FREYR Legacy, the Major Shareholders and the Purchaser Representative entered into a Registration Rights Agreement pursuant to which FREYR agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain FREYR Ordinary Shares and other equity securities of FREYR that are held by the parties thereto from time to time. Under the terms of the Registration Rights Agreement, the Purchaser Representative and the Major Shareholders and Shareholder Representative can demand that FREYR register registrable securities under certain circumstances and have piggyback registration rights for these securities in connection with certain registrations of securities that FREYR undertakes.

Transfer Agent

The transfer agent for our Ordinary Shares is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•        the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•        any applicable subordination provisions for any subordinated debt securities;

•        the maturity date(s) or method for determining same;

•        the interest rate(s) or the method for determining same;

•        the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•        whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•        redemption or early repayment provisions;

•        authorized denominations;

•        if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•        place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•        the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•        whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•        whether the debt securities are secured and the terms of such security;

•        the amount of discount or premium, if any, with which the debt securities will be issued;

•        any covenants applicable to the particular debt securities being issued;

•        any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•        the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•        the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•        the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•        our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•        any restriction or conditions on the transferability of the debt securities;

•        provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•        additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•        provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•        any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, except to the extent the TIA otherwise applies, and will be subject to mandatory provisions applicable to such indentures and debt securities of Luxembourg law.

DESCRIPTION OF EXISTING WARRANTS

The following is a summary of some of the terms of the FREYR Public Warrants, FREYR Private Warrants and FREYR Working Capital Warrants. It does not purport to be complete.

As of August 31, 2022, 14,375,000 Public Warrants, 8,750,000 Private Warrants and 1,500,000 Working Capital Warrants were outstanding. A form of the amended and restated warrant agreement between Alussa, FREYR and Continental Stock Transfer and Trust Company is attached to this prospectus as Exhibit 4.4. You should review the copy of the amended and restated warrant agreement for a complete description of the terms and conditions applicable to the Public Warrants, Private Warrants and Working Capital Warrants.

Public Warrants

Each whole FREYR Public Warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Second Closing. Pursuant to the form amended and restated warrant agreement, a warrant holder may exercise its FREYR Public Warrants only for a whole number of Ordinary Shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. The FREYR Public Warrants will expire five years after Second Closing, July 9, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

FREYR will not be obligated to deliver any Ordinary Shares pursuant to the exercise of a FREYR Public Warrant and will have no obligation to settle such FREYR Public Warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the FREYR Public Warrant is then effective and a prospectus relating thereto is current, subject to FREYR satisfying its obligations described below with respect to registration. No FREYR Public Warrant will be exercisable for cash or on a cashless basis, and FREYR will not be obligated to issue any shares to holders seeking to exercise their FREYR Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such FREYR Public Warrant will not be entitled to exercise such FREYR Public Warrant and such FREYR Public Warrant may have no value and expire worthless.

Once the warrants become exercisable, FREYR may redeem the outstanding warrants (excluding Private Warrants and Working Capital Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period, to each warrant holder; and

•        if, and only if, the last reported sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which FREYR sends the notice of redemption to the warrant holders.

FREYR established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the FREYR Public Warrant exercise price. If the foregoing conditions are satisfied and FREYR issues a notice of redemption of the FREYR Public Warrants, each warrant holder will be entitled to exercise his, her or its FREYR Public Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price as well as the $11.50 FREYR Public Warrant exercise price after the redemption notice is issued. FREYR will not redeem the FREYR Public Warrants unless a registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the FREYR Public Warrants is effective and a current prospectus relating to those Ordinary Shares is available throughout the 30-day redemption period, except if the FREYR Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the FREYR Public Warrants become redeemable by FREYR, FREYR may not exercise its redemption right if the issuance of shares upon exercise of the FREYR Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to effect such registration or qualification.

If FREYR calls the FREYR Public Warrants for redemption as described above, FREYR’s management will have the option to require all holders that wish to exercise FREYR Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their FREYR Public Warrants on a “cashless basis,” FREYR’s management will consider, among other factors, its cash position, the number of FREYR Public Warrants that are outstanding and the dilutive effect on its shareholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of its FREYR Public Warrants. In such event, each holder would pay the exercise price by surrendering the FREYR Public Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants (defined in the form amended and restated warrant agreement), multiplied by the excess of the “fair market value” (defined in the form amended and restated warrant agreement) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the FREYR Public Warrants, provided that in all cases, the exercise price shall correspond to at least the accounting par value of the Ordinary Shares. If FREYR takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the FREYR Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a FREYR Public Warrant redemption. If FREYR’s management calls the FREYR Public Warrants for redemption and its management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Warrants and Working Capital Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrants holders been required to exercise their FREYR Public Warrants on a cashless basis, as described in more detail below.

A holder of a FREYR Public Warrant may notify FREYR in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such FREYR Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of issued and outstanding Ordinary Shares is increased by a capitalization payable in Ordinary Shares, or by a sub-division of Ordinary Shares or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of Ordinary Shares issuable on exercise of each FREYR Public Warrant will be increased in proportion to such increase in the issued and outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a capitalization of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (ii) one minus the quotient of (x) the price per Ordinary Share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Ordinary Shares as reported during the ten trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of issued and outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each FREYR Public Warrant will be decreased in proportion to such decrease in issued and outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the FREYR Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the FREYR Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of FREYR with or into another corporation (other than a consolidation or merger in which FREYR is the continuing corporation and that does not result in any reclassification or reorganization of FREYR’s issued and outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of FREYR as an entirety or substantially as an entirety in connection with which FREYR is liquidated and dissolved, the holders of the FREYR Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the FREYR Public Warrants and in lieu of FREYR’s Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the FREYR Public Warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each FREYR Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by Alussa in connection with redemption rights held by shareholders of Alussa as provided for in Alussa’s amended and restated memorandum and articles of association) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Ordinary Shares, the holder of a FREYR Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the FREYR Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the FREYR Public Warrant within thirty days following public disclosure of such transaction, the FREYR Public Warrant exercise price will be reduced as specified in the amended and restated warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the amended and restated warrant agreement) of the FREYR Public Warrant.

The FREYR Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of FREYR Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their FREYR Public Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the FREYR Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

The amended and restated warrant agreement provides that the terms of the FREYR Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of FREYR Public Warrants.

Private Warrants and Working Capital Warrants

The FREYR Private Warrants and FREYR Working Capital Warrants (including the Ordinary Shares issuable upon exercise of the FREYR Private Warrants or FREYR Working Capital Warrants) were not transferable, assignable or salable until 30 days after Second Closing (except, among other limited exceptions to Alussa’s officers and directors and other persons or entities affiliated with the Sponsor) and they were not redeemable by FREYR and will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. Otherwise, the FREYR Private Warrants and FREYR Working Capital Warrants have terms and provisions that are identical to those of the FREYR Public Warrants. If the FREYR Private Warrants or FREYR Working Capital Warrants are held by holders other than the Sponsor or their permitted transferees, the FREYR Private Warrants or FREYR Working Capital Warrants, as applicable, will be redeemable by FREYR and exercisable by the holders on the same basis as FREYR Public Warrants.

If holders of the FREYR Private Warrants or FREYR Working Capital Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants (defined in the form amended and restated warrant agreement), multiplied by the excess of the “fair market value” (defined in the form amended and restated warrant agreement) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Exchange Listing

The FREYR Public Warrants, FREYR Private Warrants and FREYR Working Capital Warrants are currently listed on the NYSE under the symbol “FREY WS.”

DESCRIPTION OF NEW WARRANTS

We may issue warrants for the purchase of our Ordinary Shares, preferred shares or debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The accompanying prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, which may include, when applicable:

•        the offering price;

•        the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•        the number of warrants offered;

•        the exercise price and the amount of securities you will receive upon exercise;

•        the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•        the rights, if any, we have to redeem the warrants;

•        the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•        the name of the warrant agent; and

•        any other material terms of the warrants.

After warrants expire they will become void. The accompanying prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation by Reference.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Ordinary Shares, preferred shares or debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the securityholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•        the price, if any, for the subscription rights;

•        the number and terms of each ordinary or preferred share or debt securities which may be purchased per each subscription right;

•        the exercise price payable for each ordinary or preferred share or debt securities upon the exercise of the subscription rights;

•        the extent to which the subscription rights are transferable;

•        any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•        any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•        the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•        the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•        if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE UNITS

We may issue purchase units comprised of two or more of the securities described in this prospectus, in any combination. Each purchase unit will be issued so that the holder of the purchase unit is also the holder of each security included in the purchase unit. Thus, the holder of a purchase unit will have the rights and obligations of a holder of each included security. The purchase units or the purchase unit or other agreement, if any, under which a purchase unit is issued may provide that the securities included in the purchase unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of purchase units will describe, among other things:

•        the securities comprising the purchase units, including whether and under what circumstances those securities may be held or transferred separately;

•        any material provisions related to the issuance, payment, settlement, transfer or exchange of the purchase units or of the securities comprising the purchase units; and

•        any other material provisions of the purchase units or governing unit or other agreement, if any.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 118,968,753 Ordinary Shares, 8,750,000 FREYR Private Warrants and 1,500,000 FREYR Working Capital Warrants. The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares, FREYR Private Warrants and FREYR Working Capital Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Ordinary Shares and the FREYR Private Warrants and FREYR Working Capital Warrants set forth below other than through a public sale.

The following table sets forth and the accompanying footnotes are based primarily on information initially provided by the Selling Securityholders indicating our Ordinary Shares, FREYR Private Warrants and FREYR Working Capital Warrants to be covered by this registration statement and eligible for sale under this prospectus and the Prior Registration Statement. A Selling Securityholder may have sold or transferred some or all of the Ordinary Shares, FREYR Private Warrants and FREYR Working Capital Warrants indicated below with respect to such Selling Securityholder and may in the future sell or transfer some or all of the Ordinary Shares, FREYR Private Warrants and FREYR Working Capital Warrants indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. We cannot advise you as to whether the Selling Securityholder will in fact sell any or all of such Ordinary Shares, FREYR Private Warrants or FREYR Working Capital Warrants. For purposes of this table, we have assumed that the Selling Securityholder will have sold all of our Ordinary Shares, FREYR Private Warrants and FREYR Working Capital Warrants covered by this prospectus upon the completion of the offering. The Ordinary Shares offered by the Selling Securityholders hereunder do not include the 14,375,000 Ordinary Shares issuable upon the exercise of warrants issued in connection with the Business Combination in exchange for public warrants issued as part of the units in Alussa’s initial public offering.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate thereof.

For purposes of the table below, we have assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. Information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares and warrants pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares and warrants registered on its, his, her or their behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares and warrants in this offering. See “Plan of Distribution for Securities Offered by Selling Securityholders.”

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to Offering†	Warrants Beneficially Owned Prior to Offering†	Number of Ordinary Shares Being Offered†	Number of Warrants Being Offered†	Ordinary Shares Beneficially Owned After the Offered Shares of Ordinary Shares are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent(1)	Number	Percent(1)
PIPE Shares
Alpha Wolf Investments LLC	10,000	—	10,000	—	—	—	—	—
Alyeska Master Fund, L.P.	500,000	—	500,000	—	—	—	—	—
Anita Baron GST Trust	50,000	—	50,000	—	—	—	—	—
Antara Capital Master Fund LP	500,000	—	500,000	—	—	—	—	—
Arena Investors LP	1,000,000	—	1,000,000	—	—	—	—	—
Atland Edge	50,000	—	50,000	—	—	—	—	—
Atlant Opportunity	650,000	—	650,000	—	—	—	—	—
Barbara A Kantor Revocable Trust	100,000	—	100,000	—	—	—	—	—
BEMAP Master Fund Ltd	385,999	—	385,999	—	—	—	—	—
Blackstone Global Master Fund ICAV	300,000	—	300,000	—	—	—	—	—
Blackwell Partners LLC – Series A	664,433	—	664,433	—	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.	1,500,000	—	1,500,000	—	—	—	—	—
Covalis Capital LLP(2)	1,300,000	—	1,300,000	—	—	—	—	—
Certain entities within the D.E. Shaw Group(3)	1,000,000	—	1,000,000	—	—	—	—	—
DSAM Alpha+ Master Fund	176,666	—	176,666	—	—	—	—	—
DSAM+ Master Fund	634,667	—	634,667	—	—	—	—	—
LMA SPC – MAP 112 Segregated Portfolio	188,667	—	188,667	—	—	—	—	—
Double Black Diamond Offshore Ltd.	700,000	—	700,000	—	—	—	—	—
FIAM Target Date Blue Chip Growth Commingled Pool	59,133	—	59,133	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund – Information Technology Sub	72,304	—	72,304	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund	806,106	—	806,106	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund	29,029	—	29,029	—	—	—	—	—
Fidelity Blue Chip Growth Commingled Pool	25,512	—	25,512	—	—	—	—	—
Fidelity Blue Chip Growth Institutional Trust	2,042	—	2,042	—	—	—	—	—
Fidelity NorthStar Fund by its manager Fidelity Investments Canada ULC	35,481	—	35,481	—	—	—	—	—
Fidelity Puritan Trust: Fidelity Balanced Fund – Information Technology Sub	542,016	—	542,016	—	—	—	—	—
Fidelity Puritan Trust: Fidelity Balanced K6 Fund – Information Technology Sub-portfolio	7,870	—	7,870	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund	742,364	—	742,364	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund	81,474	—	81,474	—	—	—	—	—
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund	1,556	—	1,556	—	—	—	—	—
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund	87,919	—	87,919	—	—	—	—	—
Fidelity Select Portfolios – Select Technology Portfolio	798,747	—	798,747	—	—	—	—	—
Fidelity Select Portfolios: Select Automotive Portfolio	50,001	—	50,001	—	—	—	—	—
Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC	9,768	—	9,768	—	—	—	—	—

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to Offering†	Warrants Beneficially Owned Prior to Offering†	Number of Ordinary Shares Being Offered†	Number of Warrants Being Offered†	Ordinary Shares Beneficially Owned After the Offered Shares of Ordinary Shares are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent(1)	Number	Percent(1)
Franklin Strategic Series- Franklin Natural Resources Fund(4)	138,200	—	138,200	—	—	—	—	—
Franklin Templeton Investment Funds- Franklin Natural Resources Fund(4)	261,800	—	261,800	—	—	—	—	—
Ghisallo Master Fund LP	300,000	—	300,000	—	—	—	—	—
Glazer Enhanced Fund, LP	89,773	—	89,773	—	—	—	—	—
Glazer Enhanced Offshore Fund, Ltd.	203,711	—	203,711	—	—	—	—	—
Glencore International AG	1,000,000	—	1,000,000	—	—	—	—	—
Greenlight Capital Offshore Master, Ltd.	227,100	—	227,100	—	—	—	—	—
Greenlight Capital Offshore Partners, Ltd.	367,900	—	367,900	—	—	—	—	—
Handelsbanken Fonder AB, reg no. 556418-8851, on behalf of the Investment fund Handelsbanken Hållbar Energi	5,500,000	—	5,500,000	—	—	—	—	—
Hedge Ventures, L.P.	100,000	—	100,000	—	—	—	—	—
Highmark Limited in respect of its Segregated Account Highmark Multi-Strategy 2	41,516	—	41,516	—	—	—	—	—
HITE Carbon Offset LP	77,700	—	77,700	—	—	—	—	—
HITE Carbon Offset, Ltd	172,100	—	172,100	—	—	—	—	—
HITE Energy LP	131,900	—	131,900	—	—	—	—	—
HITE Hedge LP	92,600	—	92,600	—	—	—	—	—
HITE Hedge Offshore Ltd.	251,900	—	251,900	—	—	—	—	—
HITE Hedge QP LP	40,000	—	40,000	—	—	—	—	—
HITE MLP LP	33,800	—	33,800	—	—	—	—	—
Integrated Core Strategies (US) LLC	1,000,000	—	1,000,000	—	—	—	—	—
Jonathan M. Pokoik 2009 Trust	50,000	—	50,000	—	—	—	—	—
Lugard Road Capital Master Fund, LP	985,065	—	985,065	—	—	—	—	—
Luxor Capital Partners Long, LP	19,644	—	19,644	—	—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP	464,742	—	464,742	—	—	—	—	—
Luxor Capital Partners, LP	738,799	—	738,799	—	—	—	—	—
Luxor Wavefront, LP	386,318	—	386,318	—	—	—	—	—
Luxor Capital Partners Long Offshore Master Fund, LP	5,432	—	5,432	—	—	—	—	—
Musselman-Kosmos, Ltd.	200,000	—	200,000	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Master Limited	369,200	—	369,200	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Opportunity Fund	61,600	—	61,600	—	—	—	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited	369,200	—	369,200	—	—	—	—	—
Omni Partners	300,000	—	300,000	—	—	—	—	—
Ospraie Partners LLC	60,000	—	60,000	—	—	—	—	—
PGIM Jennison Natural Resources Fund	640,000	—	640,000	—	—	—	—	—
Pokoik 2016 Trust	50,000	—	50,000	—	—	—	—	—
REG 2012 FAMILY TRUST, dated 12/21/12, Ronald Gottlieb and Mitchell Morris,TTES	180,000	—	180,000	—	—	—	—	—
Sachem Head LP	1,190,600	—	1,190,600	—	—	—	—	—
Sachem Head Master LP	809,400	—	809,400	—	—	—	—	—
Scorpio Holdings Limited	2,200,000	—	2,200,000	—	—	—	—	—
Seven Grand Managers, LLC(5)	150,000	—	150,000	—	—	—	—	—
Solasglas Investments, LP	105,000	—	105,000	—	—	—	—	—
Wood River, LLC	11,500,000	—	11,500,000	—	—	—	—	—

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to Offering†	Warrants Beneficially Owned Prior to Offering†	Number of Ordinary Shares Being Offered†	Number of Warrants Being Offered†	Ordinary Shares Beneficially Owned After the Offered Shares of Ordinary Shares are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent(1)	Number	Percent(1)
Suvretta Capital Management, LLC(6)	2,500,000	—	2,500,000	—	—	—	—	—
Sylebra Capital Parc Master Fund	2,212,980	—	2,212,980	—	—	—	—	—
Sylebra Capital Partners Master Fund Ltd	6,736,588	—	6,736,588	—	—	—	—	—
Thebes Offshore Master Fund, LP	400,000	—	400,000	—	—	—	—	—
TMJ & Associates LLC	2,100,000	—	2,100,000	—	—	—	—	—
Triodos Investment Management(7)	200,000	—	200,000	—	—	—	—	—
VanEck Global Hard Assets Fund	350,000	—	350,000	—	—	—	—	—
VanEck Global Natural Resources Portfolio,a series of Brighthouse Funds Trust II	665,000	—	665,000	—	—	—	—	—
VanEck VIP Global Hard Assets Fund	185,000	—	185,000	—	—	—	—	—
Variable Insurance Products Fund III: Balanced Portfolio – Information Technology Sub	79,063	—	79,063	—	—	—	—	—
Variable Insurance Products Fund III: Growth Opportunities Portfolio	119,615	—	119,615	—	—	—	—	—
Private Placement Warrants, Conversion Warrants and Alussa Class B Ordinary Shares
Alussa Energy Sponsor LLC(8)(9)	11,151,357	6,964,517	11,151,357	6,964,517	—	—	—	—
Daniel Barcelo	985,310	224,999	985,310	224,999	—	—	—	—
James Musselman	1,816,799	1,035,484	1,816,799	1,035,484	—	—	—	—
John Wu	361,632	150,000	361,632	150,000	—	—	—	—
William Richard Anderson	746,960	475,000	746,960	475,000	—	—	—	—
Maurice Dijols	412,829	250,000	412,829	250,000	—	—	—	—
German Curá	424,132	200,000	424,132	200,000	—	—	—	—
Abby Badwi	45,000	25,000	45,000	25,000	—	—	—	—
Nicholas De’Ath	354,566	100,000	354,566	100,000	—	—	—	—
Mavriky Kalugin	54,783	25,000	54,783	25,000	—	—	—	—
David Manners	109,566	50,000	109,566	50,000	—	—	—	—
Railya Kruschwitz	79,566	50,000	79,566	50,000	—	—	—	—
Steffen Føreid(9)	50,000	50,000	50,000	50,000	—	—	—	—
Todd Peterson	15,000	—	15,000	—	—	—	—	—
John Maguire	10,000	—	10,000	—	—	—	—	—
William Ross Newland	10,000	—	10,000	—	—	—	—	—
Sarah James	45,000	—	45,000	—	—	—	—	—
Ilya Balabanovsky	20,000	—	20,000	—	—	—	—	—
Chi Tu Chow	255,000	200,000	255,000	200,000	—	—	—	—
Andrea Bevill	5,000	—	5,000	—	—	—	—	—
Molly Ockerman	5,000	—	5,000	—	—	—	—	—
Leslie Colvin	5,000	—	5,000	—	—	—	—	—
Charles Valceschini	10,000	—	10,000	—	—	—	—	—
Chris Park	15,000	—	15,000	—	—	—	—	—
Encompass Shares
Certain entities affiliated with Encompass Capital Advisors(10)	4,620,050	7,189,449	2,035,984	—	2,584,066	2.22%	7,189,449	6.17%
FREYR Battery Directors and Executive Officers(11)
Are Brautaset(9)	50,000	50,000	50,000	50,000	—	—	—	—
Einar Gudmundsson Schie Kilde(9)	244,452	50,000	244,452	50,000	—	—	—	—
Hege Marie Norheim(9)	50,000	50,000	50,000	50,000	—	—	—	—
Gery Bonduelle(9)	50,000	50,000	50,000	50,000	—	—	—	—
Jan Arve Haugan(9)	58,951	50,000	58,951	50,000	—	—	—	—
Ryuta Kawaguchi(9)	50,000	50,000	50,000	50,000	—	—	—	—
Olaug Svarva(12)	8,951	—	8,951	—	—	—	—	—
Peter Matrai(9)(13)	1,720,953	100,000	1,720,953	100,000	—	—	—	—
Tom Einar Jensen(13)	1,620,953	—	1,620,953	—	—	—	—	—
Tove Nilsen Ljungquist(9)	50,000	50,000	50,000	50,000	—	—	—	—

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to Offering†	Warrants Beneficially Owned Prior to Offering†	Number of Ordinary Shares Being Offered†	Number of Warrants Being Offered†	Ordinary Shares Beneficially Owned After the Offered Shares of Ordinary Shares are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent(1)	Number	Percent(1)
FREYR Legacy Shareholders with 5% or Greater of FREYR Battery Ordinary Shares and Warrants
ATS AS(14)	9,229,568	—	9,229,568	—	—	—	—	—
Teknovekst Invest AS(15)	8,390,446	—	8,390,446	—	—	—	—	—
EDGE Global LLC(16)	2,176,081	2,176,081	2,176,081	—	—	—	2,176,081	1.86%
Other FREYR Legacy Shareholders with more than or equal to 100,000 FREYR Battery Ordinary Shares
Helgeland Invest AS	2,983,966	2,983,966	2,983,966	—	—	—	2,983,966	2.56%
RANA KOMMUNE	1,193,586	—	1,193,586	—	—	—	—	—
GH HOLDING AS	895,190	—	895,190	—	—	—	—	—
HEKTOR AS	538,524	—	538,524	—	—	—	—	—
AINO AS	480,255	—	480,255	—	—	—	—	—
LINDVARD INVEST AS	446,660	—	446,660	—	—	—	—	—
STAVANGER KOMMUNE	440,195	—	440,195	—	—	—	—	—
Sumisho Metalex Corporation(17)	413,313	—	413,313	—	—	—	—	—
OCCASIONE BY OLAISEN AS	364,092	—	364,092	—	—	—	—	—
OLAV OLSEN HOLDING AS	335,964	—	335,964	—	—	—	—	—
MORTEN CARLSON AS	322,268	—	322,268	—	—	—	—	—
KIC InnoEnergy SE(18)	303,121	—	303,121	—	—	—	—	—
LUBELL HOLDING AS	268,557	—	268,557	—	—	—	—	—
THOR ANDERS BREVIK	236,300	—	236,300	—	—	—	—	—
TORE ANDRE MIDTTVEIT	229,873	—	229,873	—	—	—	—	—
BERGAN AS	223,797	—	223,797	—	—	—	—	—
JESPER BØRS-LIND	219,948	—	219,948	—	—	—	—	—
Kjellsea AS	211,861	—	211,861	—	—	—	—	—
DJERV HOLDING AS	205,893	—	205,893	—	—	—	—	—
NORDENFJELDSKE MANAGEMENT AS	202,909	—	202,909	—	—	—	—	—
SN SAMLEREN AS	201,670	—	201,670	—	—	—	—	—
JON HARALD SCHIE KILDE(19)	179,038	—	179,038	—	—	—	—	—
Dzulkifli David Bin Abdullah	166,785	—	166,785	—	—	—	—	—
HAUTO AS	164,118	—	164,118	—	—	—	—	—
HJELKREM INVEST AS	143,230	—	143,230	—	—	—	—	—
EVEN NYSTU	143,230	—	143,230	—	—	—	—	—
ODNE STOKKE BURHEIM	137,825	—	137,825	—	—	—	—	—
SVEA HOLDING AS	134,278	—	134,278	—	—	—	—	—
GEIR BRAATEN HAMMER	132,488	—	132,488	—	—	—	—	—
Zolen & Månen AS	128,210	—	128,210	—	—	—	—	—
VARIG NORDMØRE OG ROMSDAL	122,307	—	122,307	—	—	—	—	—
GRAFO AS	109,412	—	109,412	—	—	—	—	—
SIGRID NARMO	109,218	—	109,218	—	—	—	—	—
Other FREYR Legacy Shareholders with less than 100,000 FREYR Battery Ordinary Shares
Shareholders with a material relationship with FREYR Battery(20)	36,278	—	36,278	—	—	—	—	—
Shareholders with beneficial ownership of less than 100,000 shares and more than or equal to 40,000 shares(21)	656,326	—	656,326	—	—	—	—	—
Shareholders with beneficial ownership of less than 40,000 shares and more than or equal to 10,000 shares(22)	993,714	—	993,714	—	—	—	—	—

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to Offering†	Warrants Beneficially Owned Prior to Offering†	Number of Ordinary Shares Being Offered†	Number of Warrants Being Offered†	Ordinary Shares Beneficially Owned After the Offered Shares of Ordinary Shares are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent(1)	Number	Percent(1)
Shareholders with beneficial ownership of less than 10,000 shares and more than or equal to 5,000 shares(23)	729,646	—	729,646	—	—	—	—	—
Shareholders with beneficial ownership of less than 5,000 shares and more than or equal to 1,000 shares(24)	1,140,453	—	1,140,453	—	—	—	—	—
Shareholders with beneficial ownership of less than 1,000 shares(25)	825,415	—	825,415	—	—	—	—	—
Total Shares	121,552,818	19,615,530	118,968,753	10,250,000	2,584,066	2.22%	12,349,496	10.33%

____________

†        Ordinary Shares and warrants offered and beneficially owned are based primarily on information initially provided by the Selling Securityholders indicating the Ordinary Shares and warrants to be covered by this registration statement and eligible for sale under this prospectus and the Prior Registration Statement. A Selling Securityholder may have sold or transferred some or all of the Ordinary Shares and warrants set forth in the table and accompanying footnotes, and consequently the Ordinary Shares and warrants indicated to be offered may exceed the number of Ordinary Shares and warrants to be sold by the Selling Securityholders.

(1)      The percentage of beneficial ownership before this offering is calculated based on 116,440,191 Ordinary Shares outstanding, as of July 9, 2021. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)      Comprising (i) 935,732 shares beneficially held by Covalis Capital Master Fund Ltd and (ii) 364,268 shares beneficially held by Covalis Capital Enhanced Master Fund Ltd. Covalis Capital LLP is an investment manager of both Covalis Capital Master Fund Ltd and Covalis Capital Enhanced Master Fund Ltd. The business address of Covalis Capital LLP is 5th Floor 52 Conduit Street, London, England, W1S 2XY.

(3)      D. E. Shaw Valence Portfolios, L.L.C. (“Valence”) directly owns 750,000 securities (“Valence Shares”) and has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Valence Shares. D. E. Shaw Oculus Portfolios, L.L.C. (“Oculus”) directly owns 250,000 securities (“Oculus Shares”) and has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Oculus Shares.

D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of Valence and Oculus, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares and the Oculus Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of Valence and Oculus, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares and the Oculus Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Valence Shares and Oculus Shares on DESCO LP’s and DESCO LLC’s behalf.

D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares and the Oculus Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares and the Oculus Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of FREYR Battery directly, and each such entity disclaims beneficial ownership of the Valence Shares and the Oculus Shares.

David E. Shaw does not own any shares of FREYR Battery directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Valence Shares and the Oculus Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Valence Shares and the Oculus Shares. David E. Shaw disclaims beneficial ownership of the Valence Shares and the Oculus Shares.

Valence and Oculus may be deemed affiliates of D. E. Shaw Securities, L.L.C., a registered broker-dealer, which will not be involved in the offering or distribution of the securities registered pursuant to this prospectus.

(4)      The shares beneficially owned and offered hereby include 261,800 shares of ordinary shares held by Franklin Templeton Investment Funds — Franklin Natural Resources Fund and 138,200 shares of ordinary shares held by Franklin Strategic Series — Franklin Natural Resources Fund. Franklin Advisers, Inc. (“FAV”) is the investment manager for the funds listed above. FAV is an indirect wholly owned subsidiary of a publicly traded company, Franklin Resources, Inc. (“FRI”), and may be deemed to be the beneficial owner of these shares for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to such funds and accounts pursuant to investment management contracts that grant investment and/or voting power to FAV. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of Section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted. The address of the Franklin Funds is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, California 94403.

(5)      Seven Grand Managers, LLC is the investment manager of Boothbay Absolute Return Strategies, LP, Boothbay Diversified Alpha Master Fund, LP and Seven Grand Partners LLC (collectively, the “Seven Grand Securityholders”). Chris Fahy may be deemed to have investment discretion and voting power over Ordinary Shares held by the Seven Grand Securityholders. The business address of Seven Grand Managers, LLC is 81 Pondfield Road, Suite C302 Bronxville, NY 10708.

(6)      Comprising (i) 2,481,000 shares beneficially held by Suvretta Master Fund, Ltd. and (ii) 19,000 shares beneficially held by Suvretta Long Master Fund, Ltd. Suvretta Capital Management, LLC is the investment manager of both Suvretta Master Fund, Ltd. and Suvretta Long Master Fund, Ltd. Aaron Cowen as control person of Suvretta Capital Management, LLC may share dispositive and voting power over the shares held by the each Suvretta Master Fund, Ltd. and Suvretta Long Master Fund, Ltd. The business address of the Suvretta Capital Management, LLC is 540 Madison Avenue, 7th Floor, New York, NY 10022.

(7)      Triodos Investment Management B.V. is the management company, distributor and investment manager of SICAV I and all its sub-funds. Triodos Pioneer Impact Fund, which holds 200,000 Ordinary Shares, is a sub-fund of SICAV I. The business address of Triodos Investment Management B.V. is Hoofdstraat 10, Driebergen-Rijsenburg, PO Box 55, 3700 AB Zeist, The Netherlands.

(8)      Includes 4,186,840 FREYR Ordinary Shares and 6,964,517 FREYR Ordinary Shares subject to warrants, which are exercisable 30 days following the Closing of the Business Combination. William Richard Anderson may be deemed to beneficially own shares held by the Alussa Energy Sponsor LLC (the “Sponsor”) by virtue of his control over the Sponsor, as its managing member. Mr. Anderson disclaims beneficial ownership of the FREYR Ordinary Shares held by the Sponsor other than to the extent of his pecuniary interest in such shares.

(9)      Following the Second Closing, the Sponsor transferred 100,000 FREYR Private Warrants to Peter Matrai, a member of the board of directors of FREYR, and 50,000 FREYR Private Warrants to each of Jan Arve Haugan, Steffen Føreid, Ryuta Kawaguchi, Gery Bonduelle, Einar Kilde, Tove Ljungquist, Are Brautaset and Hege Norheim, each current or previous members of management of FREYR.

(10)    Securities offered hereby include (i) 573,460 Ordinary Shares held by BEMAP Master Fund Ltd.; 225,959 Ordinary Shares held by Encompass Capital E L Master Fund L.P.; (iii) 1,215,081 Ordinary Shares held by Encompass Capital Master Fund LP; and (iv) 21,484 Ordinary Shares held by Morgan Stanley & Co. (f/b/o Encompass Capital Advisors LLC). Securities beneficially owned by entities affiliated with Encompass Capital Advisors also include (i) 1,045,618 public Ordinary Shares held by Encompass Capital Master Fund LP, 715,206 public Ordinary Shares held by Encompass Capital E L Master Fund L.P., 135,214 public Ordinary Shares held by BEMAP Master Fund Ltd., 488,063 public Ordinary Shares held by Blackstone CSP-MST FMAP Fund, 199,965 public Ordinary Shares held by GCM Grosvenor Equity Opportunities Master Fund, L.P. and (ii) 2,857,285 public warrants held by Encompass Capital Master Fund LP, 2,596,510 public warrants held by Encompass Capital E L Master Fund L.P., 776,978 public warrants held by BEMAP Master Fund Ltd., 681,865 public warrants held by Blackstone CSP-MST FMAP Fund and 276,811 public warrants held by GCM Grosvenor Equity Opportunities Master Fund, L.P., in each case that are exercisable within 60 days. Encompass Capital Advisors LLC is the subadvisor of BEMAP Master Fund Ltd., Blackstone CSP-MST FMAP Fund and GCM Grosvenor Equity Opportunities Master Fund, L.P. and the investment manager of Encompass Capital E L Master Fund L.P. and Encompass Capital Master Fund LP. Encompass Capital Advisors LLC and Todd Kantor, as the managing member of Encompass Capital Advisors LLC, may be deemed to beneficially own the securities held by the Encompass entities listed above. The address of the above entities is c/o Encompass Capital Advisors LLC, 200 Park Avenue, 11th Floor, New York, NY 10166.

(11)    Unless otherwise noted, the business address of each director and officer is Nytorget 1, 8622 Mo I Rana, Norway.

(12)    Includes 8,951 FREYR Ordinary Shares held by Primecon AS. Ms. Svarva and her husband, Jan Helgebostad, are co-owners of Primecon AS. Each of Ms. Svarva and Mr. Helgebostad disclaim beneficial ownership of the shares held by Primecon AS except to the extent of her or his pecuniary interest therein. The address of Primecon AS is Sollerudveien 36, 0283 Oslo.

(13)    Does not include 2,176,081 FREYR Ordinary Shares subject to warrants, which are exercisable within 60 days of July 9, 2021 held by EDGE Global LLC. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global LLC. Each of Mr. Matrai and Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global LLC except to the extent of his pecuniary interest therein. See footnote 9 for more details.

(14)    Mr. Sjøtveit and his wife are co-owners and Mr. Sjøtveit is a member and his wife is the chair of the board of directors of ATS Next AS. ATS AS is a wholly-owned subsidiary of ATS Next AS. Mr. Sjøtveit disclaims beneficial ownership of the shares held by ATS AS except to the extent of his pecuniary interest therein. The business address of ATS AS is Kleivveien 19 B, 1356, Bekkestua, Norway.

(15)    Teknovekst Invest AS is a wholly owned subsidiary of Teknovekst AS with Mr. Slettemoen being the sole board member. Mr. Slettemoen is the sole owner and board member of Teknovekst AS, and has the power to direct the vote and disposition of securities held by Teknovekst Invest AS. Mr. Slettemoen was a co-founder of FREYR AS. The business address of each of the entities and Mr. Slettemoen is Statsråd Ihlens vei 13, 2010, Strømmen, Norway.

(16)    Includes 2,176,081 FREYR Ordinary Shares subject to warrants, which are exercisable within 60 days of July 9, 2021 held by EDGE Global LLC. Mr. Matrai and Mr. Jensen are co-owners of EDGE Global LLC. Each of Mr. Matrai and Mr. Jensen disclaims beneficial ownership of the shares held by EDGE Global LLC except to the extent of his pecuniary interest therein. The business address of EDGE Global LLC is 325 Chestnut Street, Philadelphia, PA 19106.

(17)    Includes 413,313 FREYR Ordinary Shares subject to warrants, which are exercisable within 60 days of July 9, 2021 held by Sumisho Metalex Corporation (“Metalex”). Metalex and FREYR Battery signed a Services Agreement whereby Metalex will support FREYR Battery in identifying and qualifying potential Japanese battery cell technology providers.

(18)    In June 2019 KIC InnoEnery SE entered into an agreement to invest 7.25 million Euro in FREYR Legacy and to co-develop an in-licensing framework with FREYR Legacy. In November 2020, the parties agreed to terminate the agreement and reduce the amount invested by KIC InnoEnergy SE to 1.23 million Euro.

(19)    Mr. Kilde is the brother of Einar Gudmundsson Schie Kilde, FREYR Battery’s Executive Vice President, Projects.

(20)    Represents the holdings of 13 current and former FREYR Battery employees and 5 people who are family members of current and former FREYR Battery employees, which in the aggregate account for less than 1% of outstanding FREYR Legacy Ordinary Shares.

(21)    Represents the holdings of 10 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Battery Ordinary Shares.

(22)    Represents the holdings of 52 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Battery Ordinary Shares.

(23)    Represents the holdings of 103 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Battery Ordinary Shares.

(24)    Represents the holdings of 565 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Battery Ordinary Shares.

(25)    Represents the holdings of 3,140 shareholders, which in the aggregate account for less than 1% of outstanding FREYR Battery Ordinary Shares.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of United States federal income tax considerations generally applicable to the acquisition, ownership and disposition by U.S. Holders (as defined below) of FREYR Ordinary Shares or warrants (which are sometimes refer to as our “securities”). This discussion addresses only those Company security holders that hold their securities as a capital asset (generally, property held for investment). This discussion is a summary only and does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies or real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of any class of our shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•        persons whose functional currency is not the U.S. dollar; and

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to Company securities being taken into account in an “applicable financial statement” (as defined in Section 451(b) of the Code).

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein.

This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not and do not intend to seek any rulings from the IRS regarding the matters described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds FREYR Ordinary Shares or warrants, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any FREYR Ordinary Shares or warrants and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of acquiring, holding or disposing of FREYR Ordinary Shares or warrants.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

As used herein, a “U.S. Holder” is a beneficial owner of FREYR Ordinary Shares or warrants who or that is, for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States,

•        a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,

•        an estate whose income is subject to U.S. federal income tax regardless of its source, or

•        a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on FREYR Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, if the Company does make a distribution of cash or other property to a U.S. Holder of FREYR Ordinary Shares, such distributions (including amounts withheld to reflect Luxembourg withholding taxes) will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will generally be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its FREYR Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such FREYR Ordinary Shares.

We do not intend to calculate our earnings and profits according to U.S. tax accounting principles. Accordingly, notwithstanding the discussion in the preceding paragraph, distributions on FREYR Ordinary Shares, if any, will generally be taxed to U.S. Holders as dividend distributions for U.S. tax purposes.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates (subject to the relevant holding period requirements) only if (i) FREYR Ordinary Shares are readily tradable on an established securities market in the United States or (ii) if Company is eligible for the benefits of the income tax treaty between the United States and Luxembourg, in each case provided that the Company is not treated as a PFIC at the time the dividend was paid or in the previous year and certain other requirements are met. For this purpose, Ordinary Shares listed on the NYSE will generally be considered to be readily tradable on an established securities market in the United States. However, as discussed below, it is likely that we were a PFIC for the taxable year ending December 31, 2021, and we may be a PFIC for the current taxable year. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Ordinary Shares.

The amount of any dividend paid in foreign currency (including amounts withheld to reflect Luxembourg withholding taxes) will equal the U.S. dollar value of the dividend, calculated by reference to the exchange rate in effect at the time the dividend is actually or constructively received by the U.S. Holder, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder should not recognize any foreign currency gain or loss in respect of such dividend if such foreign currency is converted into U.S. dollars on the date received by the U.S. Holder. If the foreign currency is not converted into U.S. dollars on the date of receipt, however, gain or loss may be recognized upon a subsequent sale or other disposition of the foreign currency. Such foreign currency gain or loss, if any, will be U.S. source ordinary income or loss. U.S. Holders should consult their own tax advisors regarding the treatment of any foreign currency gain or loss if any foreign currency received as a dividend on our Ordinary Shares are not converted into U.S. dollars on the date of receipt.

A U.S. Holder may be entitled, subject to certain limitations, to a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for Luxembourg income taxes withheld by the Company. Dividends will generally constitute foreign source “passive category income” for purposes of the foreign tax credit. The rules governing foreign tax credits are complex. U.S. Holders should consult their tax advisers concerning the foreign tax credit under their particular circumstances.

Taxation on the Disposition of Securities

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of Company securities, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its securities.

Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Acquisition of Ordinary Shares Pursuant to a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder will generally not recognize gain or loss upon the exercise of a Company warrant for cash. A FREYR Ordinary Share acquired pursuant to the exercise of a Company warrant for cash will generally have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant.

It is unclear whether a U.S. Holder’s holding period for the Ordinary Share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the warrant.

Because of the absence of authority specifically addressing the treatment of a cashless exercise of warrants under U.S. federal income tax law, the treatment of such a cashless exercise is unclear. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. Alternatively, a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized.

In either tax-free situation, a U.S. Holder’s tax basis in the ordinary shares received would generally equal the U.S. Holder’s tax basis in the warrants. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares received on exercise will be treated as commencing on the date of exercise of the warrant or the following day. If a cashless exercise is treated as a recapitalization, the holding period of the ordinary shares received will include the holding period of the warrants.

If a cashless exercise is treated as a taxable exchange, a U.S. Holder could be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. In this case, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. A U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the U.S. Holder’s purchase price for the warrant (or the portion of such U.S. Holder’s purchase price for units that is allocated to the warrant) and the exercise price of such warrants). It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

The Company expects a U.S. Holder’s cashless exercise of Company warrants (including after the Company provides notice of its intent to redeem warrants for cash) to be treated as a recapitalization for U.S. federal income tax purposes. However, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if the Company redeems warrants for cash pursuant to the redemption provisions of the warrants or if the Company purchases warrants in an open market transaction, such redemption or purchase will generally be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Taxation on the Disposition of Securities.”

Passive Foreign Investment Company Considerations

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if either (1) at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (2) at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the current and anticipated composition of the income, assets and operations of the Company and its subsidiaries, and the market price of FREYR Ordinary Shares, the Company may be classified as a PFIC for its current taxable year ending on December 31, 2022 and subsequent taxable years. Whether the Company or any of its subsidiaries are a PFIC for any taxable year is an annual factual determination that depends on, among other things, the composition of the Company’s income and assets, and the market value of its and its subsidiaries’ shares and assets. Because items of working capital are generally treated as passive assets for PFIC purposes, retaining or accumulating cash, cash equivalents and other assets such as short-term and long-term investments that are readily convertible into cash increases the risk that the Company will be classified as a PFIC. As a result, the Company’s actual PFIC status for its current taxable year or any future taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to the Company’s status as a PFIC for our current taxable year or any future taxable year.

Although a determination as to the Company’s PFIC status will be made annually, the Company will generally continue to be treated as a PFIC with respect to a U.S. Holder who held Company securities during a taxable year for which the Company was a PFIC, whether or not the Company meets the test for PFIC status in subsequent years unless one of certain elections has been made (discussed below). Based on the market price of FREYR Ordinary Shares and the composition of FREYR’s assets during 2021, it is likely that FREYR was a PFIC for its taxable year ending December 31, 2021.

If the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and, in the case of FREYR Ordinary Shares, the U.S. Holder did not make a timely QEF election for the Company’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) FREYR Ordinary Shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of its FREYR Ordinary Shares or warrants; and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of Company securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such securities).

Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its securities;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which the Company is a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if the Company is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to its FREYR Ordinary Shares (but not Company warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of the Company’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which the Company’s taxable year ends if the Company is treated as a PFIC for that taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to Company warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized will generally be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if the Company was a PFIC at any time during the period the U.S. Holder held the Company warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired FREYR Ordinary Shares, the QEF election will apply to the newly acquired FREYR Ordinary Shares (it is not clear how a previously made QEF election that is in effect with respect to FREYR Ordinary Shares would apply to FREYR Ordinary Shares subsequently acquired on the exercise of such warrants), but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will generally continue to apply with respect to such newly acquired FREYR Ordinary Shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted basis in the FREYR Ordinary Shares acquired upon the exercise of the warrants by the gain recognized and will also have a new holding period in such shares for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from the Company. If the Company determines that it is a PFIC for any taxable year, it may endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that the Company will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to FREYR Ordinary Shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for the Company’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of FREYR Ordinary Shares will generally be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders who make a QEF election with respect to a PFIC are currently taxed on their pro rata shares of such PFIC’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such

U.S. Holders. The tax basis of a U.S. Holder’s shares in a PFIC with respect to which a QEF election has been made will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a PFIC with respect to which a QEF election has been made.

As noted above, the Company will generally continue to be treated as a PFIC with respect to a U.S. Holder who held Company securities during a taxable year for which the Company was a PFIC, whether or not the Company meets the test for PFIC status in subsequent years. A U.S. Holder who makes the QEF election discussed above for the Company’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) FREYR Ordinary Shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of the Company that ends within or with a taxable year of the U.S. Holder and in which the Company is not a PFIC. On the other hand, if the QEF election is not effective for each of the Company’s taxable years in which the Company is a PFIC and the U.S. Holder holds (or is deemed to hold) FREYR Ordinary Shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) FREYR Ordinary Shares and for which the Company is determined to be a PFIC, such holder will generally not be subject to the PFIC rules described above in respect to its FREYR Ordinary Shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that the Company is treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its FREYR Ordinary Shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its FREYR Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the FREYR Ordinary Shares in a taxable year in which Company is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its FREYR Ordinary Shares and for which the Company treated as a PFIC. Currently, a mark-to-market election may not be made with respect to Company warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NYSE, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to FREYR Ordinary Shares under their particular circumstances.

If the Company is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if the Company receives a distribution from, or disposes of all or part of the Company’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, the Company may endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that the Company will have timely knowledge of the status of any such lower-tier PFIC. In addition, the Company may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the

U.S. Treasury Department. The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Company securities should consult their own tax advisors concerning the application of the PFIC rules to Company securities under their particular circumstances.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION, A MARK-TO-MARKET ELECTION, OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Luxembourg Taxation Considerations

The following is a summary addressing certain material Luxembourg tax consequences that are likely to be relevant to non-Luxembourg resident holders in respect of the subscription, purchase, ownership and disposition of FREYR Ordinary Shares.

This summary does not purport to address all material tax considerations that may be relevant to a holder or prospective holder of FREYR Ordinary Shares. These tax consequences will vary in accordance with the law and practice currently in force in the holders’ country of citizenship, residence, domicile or incorporation and with their personal circumstances.

This summary is based on the laws, regulations and applicable tax treaties as in effect on the date hereof in Luxembourg, all of which are subject to change, possibly with retroactive effect. Holders of FREYR Ordinary Shares should consult their own tax advisers as to the particular tax consequences, under the tax laws of the country of which they are residents, citizens, domiciled or incorporated for tax purposes of the subscription, purchase, ownership or disposition of FREYR Ordinary Shares.

(a)    Luxembourg Withholding Tax on Dividends Paid on FREYR Ordinary Shares to non-Luxembourg resident holders

Dividends distributed by FREYR will in principle be subject to Luxembourg withholding tax at the rate of 15%.

Non-Luxembourg holders, provided they are resident in a country with which Luxembourg has concluded a treaty for the avoidance of double taxation, may be entitled to claim treaty relief under the conditions and subject to the limitations set forth in the relevant treaty.

A non-resident corporate holder resident in a European Union Member State may be able to claim an exemption from Luxembourg dividend withholding tax under the conditions set forth in the amended Council Directive 2011/96/EU of 30 November 2011 on the common system of taxation applicable in the case of parent companies and subsidiaries of different Member States as implemented in Luxembourg. In addition, fully taxable non-resident corporate holders may be exempt from withholding tax if they are resident in a country with which Luxembourg has concluded a double tax treaty (under the conditions as set forth in article 147 of the Luxembourg income tax law dated 4 December 1967).

(b)    Luxembourg Income Tax on Capital Gains to non-Luxembourg resident holders

An individual or corporate non-Luxembourg holder of FREYR Ordinary Shares who/which realizes a gain on disposal thereof (and who/which does not have a permanent establishment or permanent representative in Luxembourg to which FREYR Ordinary Shares would be attributable) will only be subject to Luxembourg taxation on capital gains arising upon disposal of such shares if such holder has (together with his or her spouse and underage children) directly or indirectly held more than 10% of the capital of FREYR, at any time during the past five years, and either (1) such holder has been a resident of Luxembourg for tax purposes for at least 15 years and has become a non-resident within the last five years preceding the realization of the gain, subject to any applicable tax treaty, or (2) the disposal of FREYR Ordinary Shares occurs within six months from their acquisition, subject to any applicable tax treaty.

(c)     Other Taxes

Estate and Gift Tax

No Luxembourg inheritance tax is levied on the transfer of FREYR Ordinary Shares upon the death of a non-Luxembourg resident holder.

No Luxembourg gift tax will be levied in the event that a gift of FREYR Ordinary Shares is made outside of Luxembourg.

Other Luxembourg Tax Considerations

There is no requirement that a registration tax, transfer tax, capital tax, stamp duty or any other similar tax or duty be paid by a holder in respect of or in connection with the issuance transfer, redemption or repurchase of FREYR Ordinary Shares, unless such issuance, transfer, redemption or repurchase is (i) voluntarily presented to the registration formalities, or (ii) appended to a document that requires mandatory registration.

PLAN OF DISTRIBUTION FOR SECURITIES OFFERED BY US

We are registering ordinary shares, preferred shares, subscription rights, debt securities, purchase units and warrants with an aggregate offering price of up to $500,000,000, to be sold by us under a shelf registration process. We are also registering the issuance by us of up to 14,375,000 Ordinary Shares issuable upon the exercise of the FREYR Public Warrants, 8,750,000 Ordinary Shares issuable upon the exercise of FREYR Private Warrants and 1,500,000 Ordinary Shares issuable upon the exercise of FREYR Working Capital Warrants, each of which Ordinary Shares were previously registered in the S-4 Registration Statement and the Prior Registration Statement. We will receive up to an aggregate of approximately $283,187,500 from the exercise of the FREYR Public Warrants, FREYR Private Warrants and FREYR Working Capital Warrants, assuming the exercise in full of all of such FREYR Warrants for cash.

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•        through underwriters for resale to purchasers;

•        through dealers to purchasers;

•        through agents to purchasers;

•        directly to one or more purchasers; or

•        through a combination of these methods of sale.

In addition, we may issue the securities as a dividend to our existing securityholders, subject to applicable Luxembourg law provisions.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

The Securities may be sold in one or more transactions at:

•        fixed prices;

•        prevailing market prices at the time of sale;

•        prices related to such prevailing market prices;

•        varying prices determined at the time of sale; or

•        negotiated prices.

These sales may be effected in one or more transactions:

•        on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including NYSE;

•        in the over-the-counter market;

•        in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        one or more underwritten offerings;

•        block trades in which the broker-dealer will attempt to sell the Ordinary Shares or FREYR Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        distributions to their members, partners or shareholders;

•        short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        directly to one or more purchasers;

•        through agents;

•        any other method permitted by applicable law; or

•        through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Securities is made, a prospectus supplement will be distributed, which will set forth the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or any related free writing prospectus so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or any related free writing prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment) and/or any related free writing prospectus. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement and/or any related free writing prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The accompanying prospectus supplement and/or any related free writing prospectus may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

All securities we may offer, other than Ordinary Shares, will be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement and/or any related free writing prospectus.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement and/or any related free writing prospectus relating to each offer.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

PLAN OF DISTRIBUTION FOR SECURITIES OFFERED BY SELLING SECURITYHOLDERS

On behalf of the Selling Securityholders, we are registering 118,968,753 Ordinary Shares and 10,250,000 warrants to permit the Selling Securityholders to conduct public secondary trading of these Securities from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Securities offered by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We are paying certain expenses (other than commissions and discounts of underwriters, brokers, dealers or agents) incidental to the offering and sale of the Securities covered by this prospectus by the Selling Securityholders to the public. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.

Once issued, as applicable and upon effectiveness of the registration statement of which this prospectus forms a part, the Securities offered by this prospectus may be sold from time to time to purchasers:

•        directly by the selling securityholders, or

•        through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Securities.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the Selling Securityholders.

The Securities may be sold in one or more transactions at:

•        fixed prices;

•        prevailing market prices at the time of sale;

•        prices related to such prevailing market prices;

•        varying prices determined at the time of sale; or

•        negotiated prices.

These sales may be effected in one or more transactions:

•        on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including NYSE;

•        in the over-the-counter market;

•        in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        one or more underwritten offerings;

•        block trades in which the broker-dealer will attempt to sell the Ordinary Shares or FREYR Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        distributions to their members, partners or shareholders;

•        short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        directly to one or more purchasers;

•        through agents;

•        broker-dealers may agree with the Selling Securityholders to sell a specified number of such Ordinary Shares or FREYR Warrants at a stipulated price per share or warrant;

•        any other method permitted by applicable law; or

•        through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Securities is made, a prospectus supplement will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1)the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The accompanying prospectus supplement and/or any related free writing prospectus may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement and/or any related free writing prospectus.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement and/or any related free writing prospectus relating to each offer.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular Securities being distributed.

This may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some of our Ordinary Shares or FREYR Warrants owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Ordinary Shares or FREYR Warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer Ordinary Shares or FREYR Warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

With respect to those Securities being registered pursuant to the Registration Rights Agreement, we have agreed to indemnify or provide contribution to the Selling Securityholders and all of their officers, directors and control persons, as applicable, and certain underwriters effecting sales of the Securities against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

Exercise of Warrants

A holder of FREYR Public Warrants, FREYR Private Warrants and FREYR Working Capital Warrants may exercise such FREYR Warrants in accordance with the amended and restated warrant agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such FREYR Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the amended and restated warrant agreement.

For additional information regarding the exercise of terms of the FREYR Public Warrants, FREYR Private Warrants and FREYR Working Capital Warrants, as well as any other warrants that may be issued pursuant to this prospectus, see the section titled “Description of Existing Warrants.”

LEGAL MATTERS

The legality of the FREYR Ordinary Shares and Preferred Shares offered hereby has been passed upon for FREYR by Arendt& Medernach SA.

The legality of the FREYR Warrants, additional warrants issued under this Registration Statement, Rights, Purchase Units, and Debt Securities offered hereby under New York law have been passed upon for FREYR by Skadden, Arps, Slate, Meagher & Flom (UK) LLP.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.

ENFORCEMENT OF CIVIL LIABILITIES

Luxembourg

FREYR is incorporated under the laws of the Grand Duchy of Luxembourg with its registered and principal executive office in Luxembourg and, as a result, the rights of the holders of FREYR Securities will be governed by Luxembourg law and the FREYR Articles. Following the Business Combination, FREYR conducts its operations through subsidiaries. Certain of FREYR’s officers and a majority of FREYR’s directors reside outside the United States, and most of the assets of our non-U.S.  subsidiaries are located outside of the United States As a result, it could be difficult or impossible for you to effect service of process on these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S.  courts against FREYR or those persons based on civil liability provisions of the U.S.  securities laws. Courts in the Grand Duchy of Luxembourg will not automatically recognize and enforce final judgments rendered in other jurisdictions, including the United States, against FREYR or FREYR’s directors or officers under the securities laws of those jurisdictions.

According to Luxembourg case law, a valid judgment (including in the field of securities law of such jurisdiction) obtained from a court of competent jurisdiction in the United States of America or obtained in another jurisdiction (outside the Grand Duchy of Luxembourg) outside the scope of the regulation (EU) No 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (recast) (the “Brussels Ibis Regulation”), the Convention of 30 October 2007 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (the “Lugano Convention”) or the Hague Convention of 30 June 2005 on choice of court agreements to which the Grand Duchy of Luxembourg is bound as a result of the approval by the European Union (the “2005 Hague Convention”), against FREYR or FREYR’s directors or officers would be recognized and enforced by the courts of the Grand Duchy of Luxembourg, without reconsideration of the merits, subject to the following conditions:

(a)     the judgment of the foreign court must be enforceable (exécutoire) in the jurisdiction in which the judgment was rendered;

(b)    the foreign court must have had jurisdiction according to the Luxembourg conflict of jurisdictions rules;

(c)     the foreign court must have applied to the matter submitted to it the proper law designated by the Luxembourg conflict of laws rules (although some first instance decisions rendered in Luxembourg — which have not been confirmed by the Court of Appeal — no longer apply this condition);

(d)    the judgment of the foreign court must not have been obtained by fraud, but in compliance with the procedural rules of the jurisdiction in which the judgment was rendered, in particular, in compliance with the rights of the defendant;

(e)     the judgment of the foreign court must not be contrary to Luxembourg international public policy (ordre public international), which includes the fundamental concepts of Luxembourg Law that the courts of Luxembourg may deem to be of such significance so as to exclude the recognition of any foreign judgement deemed to be contrary in its results to those fundamental concepts.

In case a valid judgement has been obtained from a court of competent jurisdiction in a jurisdiction which is a party to the Brussels Ibis Regulation, the Lugano Convention or the 2005 Hague Convention, such judgement would be recognised and enforced by the courts of the Grand Duchy of Luxembourg subject to an in accordance with the provisions of the Brussels Ibis Regulation, the Lugano Convention or the 2005 Hague Convention, as the case may be.

Actions in the Grand Duchy Luxembourg against FREYR or FREYR’s directors or officers under the securities laws of other jurisdictions than the Grand Duchy of Luxembourg may be brought in accordance with the conflict of jurisdiction rules set forth in the Brussels Ibis Regulation, the Lugano Convention, the 2005 Hague Convention or Luxembourg conflict of jurisdiction rules, as the case may be, and subject to the conflict of laws rules set forth in the regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (Rome I) and regulation (EC) No 864/2007 of the European Parliament and of the Council of 11 July 2007 on the law applicable to non-contractual obligations (Rome II).

Norway

Certain of FREYR’s directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on FREYR or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws.

In addition, the courts of Norway cannot be expected to:

•        recognize or enforce judgments of U.S. courts obtained against FREYR or its directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•        entertain original actions brought in Norway against FREYR or its directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is currently no treaty between (i) the United States and (ii) Norway providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters (although the United States and Norway are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would only be automatically enforceable in Norway, if and to the extent:

•        the relevant parties have agreed to such court’s jurisdiction in writing and for a specific legal action or for legal actions that arise out of a particular legal relationship; and

•        the judgment is not in conflict with Norwegian public policy rules (ordre public) or internationally mandatory provisions.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in Norway judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, FREYR cannot assure you that those judgments will be recognized or enforceable in Norway. If a Norwegian court gives judgment for the sum payable under a U.S. judgment, the Norwegian judgment will be enforceable by methods generally available for this purpose. These methods generally permit the Norwegian court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain a Norwegian judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Investors should also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in Norway. Norwegian law permits a judgment debt, even when denominated in a foreign currency, to be paid in NOK.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our Securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our Securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports and other information with the SEC. The SEC maintains a web site that contains reports and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are also posted on our website at www.freyrbattery.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

•        Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 9, 2022;

•        The description of the Registrant’s Ordinary Shares and warrants contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on July 6, 2021 (File No. 001-40581), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Registrant’s Ordinary Shares and Warrants included as Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2022;

•        Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 filed on May 11, 2022 and for the quarter ended June 30, 2022 filed on August 8, 2022;

•        Current Reports on Form 8-K, filed with the SEC on February 28, 2022, April 5, 2022, May 11, 2022, May 13, 2022, May 20, 2022, June 13, 2022, June 13, 2022, June 15, 2022, June 29, 2022, August 1, 2022 and August 8, 2022, in each case other than information furnished under Item 2.02 or 7.01 of Form 8-K.

We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement), other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at +352 46 61 11 3721, or by sending a written request to FREYR Battery, 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Attention: Jeffery Spittel. Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

FREYR Battery

20,000,000 Ordinary Shares

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PROSPECTUS SUPPLEMENT

December 1, 2022

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